UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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Rurban Financial Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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RURBAN FINANCIAL CORP.
401 Clinton Street
Defiance, Ohio  43512
(419) 783-8950

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Defiance, Ohio
March 24, 2011
Dear Fellow Shareholders:

            The 28th Annual Meeting of Shareholders (the “Annual Meeting”) of Rurban Financial Corp. (“Rurban”) will be held at the Eagles Club, 711 W. Second Street, Defiance, Ohio 43512, on Thursday, May 5, 2011, at 10:00 a.m., Eastern Daylight Savings Time, for the following purposes:

1.	To elect three (3) directors, each to serve for a term of three years.

2.	To ratify the appointment of BKD, LLP as the independent registered public accounting firm of Rurban for the fiscal year ending December 31, 2011.

3.	To consider and vote upon a proposal to adopt an amendment to Article FOURTH of Rurban’s Amended Articles of Incorporation to authorize Rurban to issue up to 200,000 preferred shares.

4.
To consider and vote upon a proposal to approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Annual Meeting to adopt the proposed amendment to Article FOURTH of Rurban’s Amended Articles of Incorporation.

5.	To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

Your Board of Directors recommends that you vote “FOR” the election as Rurban directors of the nominees listed in Rurban’s proxy statement for the Annual Meeting, “FOR” the ratification of the appointment of BKD, LLP as the independent registered public accounting firm of Rurban for the fiscal year ending December 31, 2011, and “FOR” the adoption of the amendment to Article FOURTH of Rurban’s Amended Articles of Incorporation.  Your Board of Directors also recommends that you vote “FOR” the approval of the adjournment of the Annual Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Annual Meeting to adopt the proposed amendment to Article FOURTH to Rurban’s Amended Articles of Incorporation.

Shareholders of record at the close of business on March 10, 2011 are entitled to receive notice of, and to vote in person or by proxy at, the Annual Meeting and any adjournment(s) thereof.

You are cordially invited to attend the Annual Meeting.  Your vote is important, regardless of the number of common shares you own.  Whether or not you plan to attend the Annual Meeting in person, it is important that your common shares be represented.  Please sign, date and return your proxy card.  A return envelope, which requires no postage if mailed in the United States, has been provided for your use.  Alternatively, you may vote electronically via the Internet or by telephone.  Please see the accompanying proxy statement and proxy card for details about electronic voting.  If you later decide to revoke your proxy for any reason, you may do so in the manner described in the accompanying proxy statement.

To obtain directions to attend the Annual Meeting and vote in person, please call Rurban Investor Relations at 800-273-5820.

By Order of the Board of Directors,

Mark A. Klein
President and Chief Executive Officer
Rurban Financial Corp.

RURBAN FINANCIAL CORP.

Proxy Statement for the
Annual Meeting of Shareholders
To Be Held On Thursday, May 5, 2011

Change in Control Agreements	31
SERP Agreements	34
Employment Agreement	36
Director Compensation	40
Cash Compensation Paid to Board Members	40
Stock Options	40
Rurban Financial Corp. Plan to Allow Directors to Elect to Defer Compensation	40
Other Director Benefits	41
Director Compensation for 2010 Fiscal Year	42
Security Ownership of Certain Beneficial Owners and Management	44
Section 16(a) Beneficial Ownership Reporting Compliance	46
Transactions With Related Persons	46
Proposal No. 2 – Ratification of the Appointment of the Independent Registered Public Accounting Firm	46
Recommendation and Vote Required	47
Audit Committee Disclosure	47
Role of Audit Committee	47
Pre-Approval of Services Performed by Independent Registered Public Accounting Firm	48
Services of Independent Registered Public Accounting Firm for 2010 Fiscal Year	48
Audit Committee Report	49
Proposal No. 3 – Adoption of an Amendment to Article Fourth of the Amended Articles of Incorporation of the Company to Authorize the Issuance of Preferred Shares	50
General	50
Reasons for Adoption of the Proposed Amendment	50
Terms of the SBLF	51
Pro Forma Effect on the Company’s Financial Statements	53
Potential Anti-Takeover Effect of Preferred Shares	54
Proposed Amendment to Article FOURTH	60
Recommendation and Vote Required	61
Proposal No. 4 – Adjournment of the Annual Meeting	62
Recommendation and Vote	62
Shareholder Proposals for the 2012 Annual Meeting	63
Incorporation of Information by Reference	63
Other Matters	63

RURBAN FINANCIAL CORP.
401 Clinton Street
Defiance, Ohio  43512
(419) 783-8950

PROXY STATEMENT FOR
THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, MAY 5, 2011

GENERAL INFORMATION

This proxy statement and the accompanying proxy card are being mailed to shareholders of Rurban Financial Corp. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 5, 2011, or at any adjournment(s) thereof.  The Annual Meeting will be held at 10:00 a.m., Eastern Daylight Savings Time, at the Eagles Club, 711 W. Second Street, Defiance, Ohio 43512.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON MAY 5, 2011

This proxy statement, a sample of the form of proxy card sent or given to shareholders of the Company and the Company’s 2010 Annual Report to Shareholders for the fiscal year ended December 31, 2010, are each available at http://www.snl.com/irweblinkx/financialdocs.aspx?iid=101021.

Mailing

The Company will distribute this proxy statement and the accompanying proxy card on or about March 24, 2011, to all Shareholders entitled to vote their common shares of the Company (“Common Shares”) at the Annual Meeting.  The Annual Report to the Shareholders of the Company for the fiscal year ended December 31, 2010 (the “2010 fiscal year”), which includes the audited consolidated financial statements of the Company for the 2010 fiscal year, is being delivered with this proxy statement (the “Annual Report”).

            A copy of the Company’s Annual Report on Form 10-K for the 2010 fiscal year may be obtained, without charge, by sending a written request to: Linda Sickmiller, Investor Relations, Rurban Financial Corp., 401 Clinton Street, Defiance, OH  43512.

Delivery of Proxy Materials to Multiple Shareholders Sharing the Same Address

Annually, the Company provides each registered shareholder at a shared address, not previously notified, with a separate notice of the Company’s intention to “household” proxy materials.  Only one copy of this proxy statement and the Annual Report is being delivered to previously notified multiple registered shareholders who share an address unless the Company has received contrary instructions from one or more of the shareholders.  A separate proxy card and a separate Notice of Annual Meeting of Shareholders are being included for each registered shareholder at the shared address.

Registered shareholders who share an address and would like to receive a separate copy of the Annual Report and/or a separate proxy statement for the Annual Meeting delivered to them, or have questions regarding the householding process, may contact Investor Relations by calling 800-273-5820, or forwarding a written request addressed to Rurban Financial Corp., Attention: Investor Relations, 401 Clinton Street, Defiance, Ohio 43512.  Promptly upon receipt of a request, an additional copy of the Annual Report and/or a separate proxy statement for the Annual Meeting will be sent.  By contacting Investor Relations, registered shareholders sharing an address can also (i) notify the Company that the registered shareholders wish to receive separate annual reports to shareholders and/or proxy statements in the future or (ii) request delivery of a single copy of annual reports to shareholders or proxy statements in the future if they are receiving multiple copies.

Beneficial shareholders who hold Common Shares through a broker, financial institution or other nominee, should contact their broker, financial institution or other nominee for specific information on the householding process as it applies to their accounts.

VOTING INFORMATION

Who can vote at the Annual Meeting?

Only shareholders of record of the Company at the close of business on March 10, 2011, the record date for the Annual Meeting (the “Record Date”), are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof.  At the close of business on the Record Date, 4,861,779 Common Shares were outstanding and entitled to vote.  Each Common Share of the Company entitles the holder thereof to one vote on each matter to be submitted to shareholders at the Annual Meeting.  A quorum for the Annual Meeting requires the presence, in person or by proxy, of a majority of the Common Shares outstanding and entitled to vote at the Annual Meeting.

How do I vote?

            A proxy card for use at the Annual Meeting accompanies this proxy statement.  Whether or not you plan to attend the Annual Meeting, you may ensure your representation by voting your Common Shares by one of the following methods:

•	By submitting a traditional paper proxy card;

•	By submitting a proxy by telephone;

•	By submitting a proxy via the Internet; or

•	By attending the Annual Meeting and voting in person.

Submitting a Proxy by Telephone or via the Internet.  If you are a shareholder of record as of the Record Date, you may submit a proxy by telephone or via the Internet by following the instructions set forth on the accompanying proxy card.  If your Common Shares are registered in the name of a broker, a financial institution or other nominee (i.e., you hold your Common Shares in “street name”), your nominee may allow you to submit a proxy by telephone or via the Internet.  In that case, the voting form your nominee sent you will provide instructions for submitting your proxy by telephone or via the Internet.  The last-dated proxy you submit by any means will supersede any previously submitted proxy. Also, if you submit a proxy by telephone or via the Internet, and later decide to attend the Annual Meeting, you may revoke your previously submitted proxy and vote in person at the Annual Meeting.

The deadline for submitting a proxy by telephone or via the Internet as a shareholder of record is 11:59 p.m., Eastern Standard Time, on May 3, 2011.  For shareholders whose Common Shares are registered in the name of a broker, a financial institution or other nominee, please consult the instructions provided by your nominee for information about the deadline for submitting a proxy by telephone or via the Internet.

Voting in Person.  If you are a shareholder of record on the Record Date and attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

If you hold your Common Shares in “street name” through a broker, a financial institution or other nominee, then that nominee is considered the shareholder of record for voting purposes and should give you instructions for voting your Common Shares.  As a beneficial owner, you have the right to direct that nominee how to vote the Common Shares held in your account.  Your nominee may only vote the Common Shares that it holds for you in accordance with your instructions.  If you have instructed a broker, a financial institution or other nominee to vote your Common Shares, the options described below for revoking your proxy do not apply and instead you must follow the instructions provided by your nominee to change your vote.

If you hold your Common Shares in “street name” and wish to attend the Annual Meeting and vote in person, you must bring an account statement or letter from your broker, financial institution or other nominee authorizing you to vote on behalf of such nominee. The account statement or letter must show that you were the direct or indirect beneficial owner of the Common Shares on the Record Date.

How will my Common Shares be voted?

            Those Common Shares represented by properly executed proxy cards that are received prior to the Annual Meeting, or by properly authenticated Internet or telephone votes that are submitted prior to the deadline for doing so, and not subsequently revoked, will be voted in accordance with your instructions by your proxy.  If you submit a valid proxy card prior to the Annual Meeting or timely submit your proxy via the Internet or by telephone, but do not provide voting instructions, your proxy will vote your Common Shares as recommended by the Board, except in the case of broker non-votes where applicable, as follows:

•	“FOR” the election as directors of the Company of the three (3) nominees listed below under the heading “PROPOSAL NO. 1 - ELECTION OF DIRECTORS”;

•	“FOR” the ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

•	“FOR” the adoption of the amendment to Article FOURTH of the Company’s Amended Articles of Incorporation to authorize the Company to issue up to 200,000 preferred shares; and

•
“FOR” the approval of the adjournment of the Annual Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Annual Meeting to adopt the proposed amendment to Article FOURTH to Rurban’s Amended Articles of Incorporation.

            No appraisal or dissenters’ rights exist for any action proposed to be taken at the Annual Meeting. If any other matters are properly presented for voting at the Annual Meeting, the persons named as proxies on the accompanying proxy card will vote on those matters, to the extent permitted by applicable law, in accordance with their best judgment.

How do I change or revoke my proxy?

Shareholders who submit proxies retain the right to revoke them at any time before they are actually voted at the Annual Meeting.  Unless revoked, the Common Shares represented by such proxies will be voted at the Annual Meeting and any adjournment(s) thereof.  You may revoke your proxy at any time before a vote is taken at the Annual Meeting by: (1) giving written notice of revocation to the Secretary of the Company at the address of the Company shown on the cover page of this proxy statement; (2) executing and returning a later-dated proxy card which is received by the Company prior to the Annual Meeting or submitting a later-dated vote through the Internet or by telephone prior to the deadline for doing so; or (3) by attending the Annual Meeting and giving notice of revocation in person (but only if you are the registered owner of your Common Shares).

Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

The last-dated proxy you submit by any means will supersede any previously submitted proxy.  If your Common Shares are held in “street name” and you have instructed your broker, financial institution or other nominee to vote your Common Shares, you must follow directions received from your broker, financial institution or other nominee to change your vote.

What is the quorum requirement for the Annual Meeting?

Under the Company’s Amended and Restated Regulations (the “Regulations”), a quorum is a majority of the Common Shares outstanding. Common Shares may be present in person or represented by proxy at the Annual Meeting.  Both abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum.  In general, broker non-votes occur when Common Shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary authority to vote such Common Shares on the proposal.  Brokers have discretionary authority to vote their customers’ Common Shares on “routine” proposals, such as the proposal to ratify the appointment of the Company’s independent registered public accounting firm, even if they do not receive voting instructions from their customers.  Brokers cannot, however, vote their customers’ Common Shares on “non-routine” matters without instructions from their customers.  Pursuant to the rules of the New York Stock Exchange (NYSE), the election of directors (whether contested or uncontested) is considered to be a non-routine matter and, therefore, brokers are permitted to vote their customers’ Common Shares on the election of directors only if the beneficial owner has provided voting instructions.  Similarly, the proposal to adopt the amendment to Article FOURTH of the Company’s Amended Articles of Incorporation to authorize the Company to issue up to 200,000 preferred shares and the proposal to approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Annual Meeting to adopt the proposed amendment to Article FOURTH of the Company’s Amended Articles of Incorporation, are non-routine items.  Therefore, brokers are permitted to vote their customers’ Common Shares on these proposals only if the beneficial owner has provided voting instructions.

What if my Common Shares are held in “street name”?

Shareholders holding Common Shares in “street name” with a broker, financial institution or other nominee may be eligible to appoint their proxy electronically via the Internet or telephonically and may incur costs associated with electronic access.  Such shareholders should review the information provided to them by their broker, financial institution or other nominee.  This information will describe the procedures to be followed in instructing the holder of record how to vote the street name Common Shares and how to revoke previously given instructions.

Who pays the cost of proxy solicitation?

            The Company will bear the costs of preparing, printing and mailing this proxy statement, the accompanying proxy card and any other related materials, as well as all other costs incurred in connection with the solicitation of proxies on behalf of the Board (other than the Internet and telephone usage charges incurred if a shareholder appoints a proxy electronically through a holder of record).  Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors or employees of the Company and its subsidiaries by further mailing, by telephone or by personal contact.  The Company will also pay the standard charges and expenses of brokers, voting trustees, financial institutions and other custodians, nominees and fiduciaries who are record holders of Common Shares not beneficially owned by them, for forwarding materials to and obtaining proxies from the beneficial owners of Common Shares entitled to vote at the Annual Meeting.

            The Company has retained Eagle Rock Proxy Advisors, LLC of Cranford, New Jersey (“Eagle Rock”), to aid in the solicitation of proxies for the Annual Meeting.  Eagle Rock will receive a base fee of $5,000, plus reimbursement of out-of-pocket fees and expenses, for its proxy solicitation services.

Who should I call if I have questions concerning this proxy solicitation, or the proposals to be considered at the Annual Meeting?

             If you have any questions concerning this proxy solicitation, or the proposals to be considered at the Annual Meeting, please call Eagle Rock at 1-855-612-6969.  This is a toll-free telephone number.

Your Vote Is Important. Whether You Own One Common Share Or Many Common Shares, Your Prompt Cooperation In Voting Your Proxy Is Greatly Appreciated.

PROPOSAL NO. 1

ELECTION OF DIRECTORS
In accordance with the Regulations of the Company, three directors will be elected at the Annual Meeting for terms of three years. The Board proposes that each of the three director nominees identified below be re-elected for a new term of three years expiring in 2014. Each of these nominees was approved by the Board upon the recommendation of the Governance and Nominating Committee.

Each individual elected as a director at the Annual Meeting will hold office for a term of three years and until his or her successor is elected and qualified, or until his or her earlier resignation, removal from office or death.  Common Shares represented by properly executed and returned proxy cards will be voted FOR the election of the Board’s nominees unless authority to vote for one or more nominees is withheld.  If a nominee who would otherwise receive the required number of votes becomes unavailable or unable to serve as a director for any reason, the individuals designated as proxy holders reserve full discretion to vote the Common Shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board.  The Board has no reason to believe that any of the nominees named below will not serve if elected.

The following table gives certain information, as of the Record Date, concerning each nominee for election as a director of the Company.  Unless otherwise indicated, each person has held his principal occupation for more than five years.

Nominee	Age	Position(s) Held with the Company and its Subsidiaries and Principal Occupation(s)	Director of the Company Continuously Since	Nominee for Term Expiring In

Robert A. Fawcett, Jr.	69	Insurance and Sales Consultant, FRL/United Insurance Agency, Ottawa, Ohio since 2002; Retired Agent, Fawcett, Lammon, Recker and Associates Insurance Agency, Inc., Ottawa, Ohio, sales and service of property and casualty insurance since 1976; Director, Putnam County MRDD Housing Board since 1986; Director of State Bank since 2004.	1992	2014

Gaylyn J. Finn	62	(Retired) Bowling Green State University, Bowling Green, Ohio, Treasurer and Associate Vice President for Finance from 1986 to 2008; Certified Public Accountant since 1974; Trustee, Wood County Hospital; Director of State Bank since February 2010.	2010	2014

Rita A. Kissner	65	(Retired) City of Defiance, Ohio, served as Mayor from 1992 to 2000, Finance Director from 1987 to 1991, and Auditor from 1980 to 1986; Main Street Director, Defiance Development and Visitors Bureau from January 2007 to June 2008; Trustee and Chair of the Board, Defiance College Board of Trustees; Director of State Bank since 2004; Director of Rurbanc Data Services, Inc. (“RDSI”) since July 2010.	2004	2014

In July 2010, the Board approved a restructuring of the Boards of Directors of the Company and The State Bank and Trust Company (“State Bank”) and reduced the size of both Boards from eleven to nine members.  In connection with this restructuring, the Company accepted the retirement of four directors in July 2010 and appointed one new director in August 2010.  As a result of this Board restructuring, there are currently only eight members of the Board and one vacancy exists on the Board and in the class of directors whose terms expire in 2010.  The Board is in the process of identifying a qualified candidate to fill this vacancy.  A director who is elected by the Board to fill the vacancy will have a term expiring in 2012.

The following table gives certain information, as of the Record Date, concerning the current directors whose terms will continue after the Annual Meeting.  Unless otherwise indicated, each person has held his or her principal occupation for more than five years.

Name	Age	Position(s) Held with the Company and its Subsidiaries and Principal Occupation(s)	Director of the Company Continuously Since	Term Expires In

Thomas A. Buis	73	(Retired) Insurance Analyst and Risk Management Consultant, Blanchard Valley Health System, Findlay, Ohio, a non-profit parent corporation of an integrated regional health system, from 2004 to 2009; President and Chairman of Spencer-Patterson Agency, Inc., Findlay, Ohio, an insurance agency, from 1975 to 2004; Director and Chairman of Hancock County Board of Alcohol, Drug Addiction and Mental Health Services (non-profit); Member of Reliance Financial Services (“RFS”) Investment Committee; Director of State Bank since 2004.	2001	2012

Richard L. Hardgrove	72	(Retired) President and Chief Executive Officer of the Eastern Region of Sky Bank, Salineville, Ohio from 1998 to 2001; Deputy Superintendent of Banks, State of Ohio, from 1996 to 1998; Trustee, Akron Children’s Hospital from 1993 to 2004; Chairman of the Board, Akron Children’s Hospital from 1998 to 2002; Director of State Bank since 2004; Director of RDSI since 2009.	2004	2013

Name	Age	Position(s) Held with the Company and its Subsidiaries and Principal Occupation(s)	Director of the Company Continuously Since	Term Expires In

Mark A. Klein	56
President, and Chief Executive Officer of the Company since January 2010; Director of the Company since February 2010,  President and Chief Executive Officer of State Bank since January 2006; Director of State Bank since 2006; Member of RFS Investment Committee since March 2007. Senior Vice President Private Banking of Sky Bank, Toledo, Ohio from 2004 to January 2006; Vice President and Team Leader of Sky Bank, Toledo, Ohio from 2000 to 2004; Executive Vice President and Senior Lender of $450 million Sky Bank affiliate from 1994 to 1999; 13 year Member and current President of Defiance City School Board of Education; Member of Defiance Area Foundation Board (non-profit); Member and Chairman of Promedica-Defiance Regional Medical Center Foundation Board; Director, Defiance Regional Medical Center Board of Trustees.
			2010	2013

Thomas L. Sauer	63	(Retired) President and Owner of City Beverage, a beer distributor from 1969 to 2009; President of Sheep, Inc., a real estate holding company; Director of State Bank since 2004.	2005	2012

Timothy J. Stolly	53	Agent and Co-owner of Stolly Insurance Group, Lima, Ohio since 1979, sales and service of Property and Casualty Insurance; Board Member of Professional Insurance Agents Association of Ohio; Member of Allen County Council on Aging; Member of St. Rita’s Hospital Development Committee; Member of Motorist Insurance Group Advisory Board. Member of State Bank Lima Advisory Board since 2006; Director of State Bank since 2010.	2010	2012

There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company.

Recommendation and Vote

Pursuant to the procedures set forth under the Regulations and Ohio law, the three nominees who receive the greatest number of votes will be elected as directors of the Company.

Common Shares represented by properly executed and returned proxy cards will be voted FOR the election of the Board’s nominees named above unless authority to vote for one or more nominees is withheld.  Shareholders may withhold authority to vote for the entire slate as nominated or may withhold the authority to vote for one or more nominees by writing the name of the nominee(s) on the line provided on the proxy card.  Common Shares as to which the authority to vote is withheld will be counted for quorum purposes, but will not be counted toward the election of directors or toward the election of the individual nominees specified on the proxy card.

YOUR BOARD RECOMMENDS THAT SHAREHOLDERS
VOTE FOR THE ELECTION OF ALL OF THE BOARD’S NOMINEES

CORPORATE GOVERNANCE

Director Independence

The Board has reviewed, considered and discussed each director’s relationships, both direct and indirect, with the Company and its subsidiaries, including those described under the heading “TRANSACTIONS WITH RELATED PERSONS” beginning on page 45 of this proxy statement,  and the compensation and other payments, if any, each director has, both directly and indirectly, received from or made to the Company and its subsidiaries in order to determine whether such director qualifies as independent based on the definition of an “independent director” set forth in Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market (“NASDAQ”).

The Board has affirmatively determined that the Board has at least a majority of independent directors, and that each of the following directors has no financial or personal ties, either directly or indirectly, with the Company or its subsidiaries (other than compensation as a director of the Company and its subsidiaries, banking relationships in the ordinary course of business with the Company’s banking subsidiaries and ownership of the Company’s Common Shares as described in this proxy statement) and thus qualifies as an “independent director” under NASDAQ Marketplace Rule 5605(a)(2):  Thomas A. Buis, Robert A. Fawcett, Jr., Gaylyn J. Finn, Richard L. Hardgrove, Rita A. Kissner, Thomas L. Sauer, and Timothy J. Stolly.  The Board has also determined that each of Thomas M.Callan, John R. Compo, Steven D. VanDemark and J. Michael Walz, who served as a director of the Company until his retirement on July 31, 2010, qualified as an “independent director” during his service as a director during 2010.  The Board has determined that Mark A. Klein does not qualify as an independent director because he currently serves as an executive officer of the Company and certain of its subsidiaries and that Kenneth A. Joyce did not qualify as an independent director during his service as a director of the Company during 2010 because he served as an executive officer of the Company and certain of its subsidiaries.

Director Qualifications and Review of Director Nominees

           The Board has a standing Governance and Nominating Committee that is responsible for identifying and recommending individuals qualified to become directors.  The Governance and Nominating Committee recommended Robert A. Fawcett, Jr., Gaylyn J. Finn and Rita A. Kissner for re-election as directors of the Company at the Annual Meeting.

            To fulfill its responsibility to recruit and recommend to the full Board nominees for election as Directors, the Governance and Nominating Committee reviews the composition of the Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board, and works to attract candidates with those qualifications.  The Governance and Nominating Committee has adopted a written policy regarding qualifications of directors.  Pursuant to this policy, individuals who are nominated for election to the Board must possess certain minimum personal and professional qualities, including, without limitation, personal integrity and ethical character; demonstrated achievement in business, professional, governmental, communal, scientific or educational fields; sound judgment borne of management or policy-making experience; and a general appreciation regarding major issues facing public companies of a size and operational scope similar to the Company.  The policy also requires the Governance and Nominating Committee to consider the contributions that a candidate can be expected to make to the collective functioning of the Board based upon the totality of the candidate’s credentials, experience and expertise, the composition of the Board at the time, and other relevant circumstances.

The Governance and Nominating Committee considers candidates for the Board from any reasonable source, including shareholder recommendations. The Governance and Nominating Committee does not evaluate candidates differently based on who has made the recommendation or the source of the recommendation. The Governance and Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants or search firms.

The Company does not have a formal policy that requires the consideration of diversity in identifying nominees for election to the Board. However, the Governance and Nominating Committee’s policy regarding qualifications of directors provides that the Company will seek to promote through the nominations process an appropriate diversity on the Board of professional background, experience, expertise, perspective, age, gender, ethnicity and country of citizenship.

The Board believes that each nominee and current Board member brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance and board service, executive management, insurance, accounting and finance, real estate, marketing and government. Set forth below is a discussion of certain specific skills that qualify each of our current directors and director nominees to serve as a director or to be nominated for re-election.

Mr. Buis brings a significant background of management leadership skills from being the President and owner of an independent insurance agency for 40 years and risk management analysis skills from being a health system consultant for 5 years.  He has been a CPCU (chartered property casualty underwriter) since 1970.  Prior to joining the Board in 1990, he served as a director of the former People’s Banking Company for 10 years.  He has served as Chairman of the Governance and Nominating Committee for 6 years.

Mr. Fawcett has owned and operated a medium-sized insurance business for over 30 years.  He brings entrepreneurial and business leadership to the Board.  He served as a director of RFC Banking Company from 2001 to 2004, and as a director of State Bank for over 17 years. He is member of the Board’s Audit Committee and previously served as Chairman of the Audit Committee.  He also currently serves as the Chairman of the Board’s Compensation Committee.  He also has significant board service, having served on the boards of directors of numerous for-profit and non-profit organizations.

            Mr. Finn brings to the Board an extensive financial and risk management background.  He served as Treasurer and Associate Vice President for Finance for Bowling Green State University until 2008.  While serving at Bowling Green State University, Mr. Finn was responsible for financial reporting, the Business Office, the Bursar’s Office Treasury and risk management functions.  He has been a certified public accountant since 1974 and previously worked for a large public accounting firm.  Mr. Finn’s experience in finance has qualified him as an “audit committee financial expert” under SEC guidelines.  Mr. Finn serves as Chairman of the Board’s Loan Review Committee, and as a member of the Board’s Audit Committee.

Mr. Hardgrove brings an extensive background in finance and financial institution management.  He has over 40 years of banking experience, during which he served as the CEO of three different banks with assets of $500 million to $5 billion, as well as serving 16 years as the CEO of a bank holding company.  As CEO of financial institutions, he led these financial institutions through a number of successful mergers.  Mr. Hardgrove also formerly served as the Deputy Superintendent of Banks for the State of Ohio.  He has served as a bank director for 37 years.  Mr. Hardgrove currently serves as Chairman of the Board.

            Ms. Kissner has broad knowledge of finance and leadership in local government.  Her diverse professional background includes serving as Mayor of Defiance, a mid-sized Northwest Ohio town, as well as finance director and auditor.  She exercised her leadership skills as the Main Street Director of the Defiance Development and Visitors Bureau, and she also serves as a trustee and current Chair of the Board of Defiance College.  Ms. Kissner currently serves as Chairperson of the Board’s Audit Committee.

            Mr. Klein brings to the Board extensive experience in the financial institution industry.  He has served as the President and CEO of State Bank since January 2006, and as President and CEO of the Company since January 2010.  Prior to joining the Company and State Bank, Mr. Klein was Senior Vice President Private Banking of Sky Bank, Toledo, Ohio from 2004 to January 2006, and Vice President and Team Leader of Sky Bank, Toledo, Ohio from 2000 to 2004.  From 1994 to 1999, Mr. Klein was Executive Vice President and Senior Lender at a $450 million Sky Bank affiliate.  He has served 13 years on the Defiance City Schools Board of Education and also currently serves as its President.  Mr. Klein is also a member and Chairman of the Defiance Area Foundation, a member of Promedica-Defiance Regional Medical Center Foundation Board and a director of the Defiance Regional Medical Center Board of Directors.

            Mr. Sauer brings to the Board marketing, investment and business leadership skills from his career as an owner and President of a local distributor with +$13 million sales operation.  He currently is President of a real estate investment company.  Mr. Sauer currently serves as Chairman of the RFS Investment Committee and as a member of the Board’s Governance and Nominating Committee.

            Mr. Stolly brings to the Board over 30 years experience in the insurance industry, as well as a strong sales and services background as a true entrepreneur with a strong business acumen.  Mr. Stolly is very community involved and serves on a variety of different boards of various organizations including the Lima Allen County Chamber of Commerce, Lima Insurance Board, Lima Area JC’s, Allen County Council on Aging, Lima Noon Optimist, St. Rita’s Hospital Development Committee and Motorist Insurance Group Advisory Board.  Mr. Stolly is currently a board member of the Professional Insurance Agents Association of Ohio.  Mr. Stolly currently serves on the Board’s Audit Committee and Loan Review Committee, in addition to being a member of the State Bank Lima Region Advisory Board, which he has been a member of since 2006.

Nominating Procedures

Shareholders may recommend director candidates for consideration by the Governance and Nominating Committee by writing to Richard L. Hardgrove, Chairman of the Board of the Company, Thomas A. Buis, Chairman of the Governance and Nominating Committee, Mark A. Klein, President and Chief Executive Officer of the Company, or Anthony V. Cosentino, the Company’s Investor Relations Officer.  To be considered, recommendations must be received at the Company’s principal office located at 401 Clinton Street, Defiance, Ohio 43512, no later than June 30th of the year preceding the annual meeting of shareholders and must state the qualifications of the proposed candidate.

            Shareholders may also nominate an individual for election as a director of the Company by following the procedures set forth in the Regulations.  Pursuant to the Regulations, all shareholder nominations must be made in writing and delivered or mailed (by first class mail, postage prepaid) to the Secretary of the Company at the Company’s principal office located at 401 Clinton Street, Defiance, Ohio 43512.  Nominations for an annual meeting of shareholders must be received by the Secretary of the Company on or before the later of (a) the February 1st  immediately preceding the date of the annual meeting of shareholders or (b) the 60th day prior to the first anniversary of the most recent annual meeting of shareholders at which directors were elected.  However, if the annual meeting of shareholders is not held on or before the 31st day next following the first anniversary of the most recent annual meeting of shareholders at which directors were elected, nominations must be received by the Secretary of the Company within a reasonable time prior to the date of the annual meeting of shareholders.  Nominations for a special meeting of shareholders at which directors are to be elected must be received by the Secretary of the Company no later than the close of business on the 7th day following the day on which the notice of the special meeting was mailed to shareholders.  In any event, each nomination must contain the following information: (a) the name, age and business or residence address of each proposed nominee; (b) the principal occupation or employment of each proposed nominee; (c) the number of Common Shares owned beneficially and of record by each proposed nominee and the length of time the proposed nominee has owned such shares; and (d) any other information required to be disclosed with respect to a nominee for election as a director under the proxy rules promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Board Leadership

            Richard L. Hardgrove, an independent director of the Company, has served as the Chairman of the Board since August 2010.  Steven D. VanDemark, who was also an independent director of the Company, served as the Chairman of the Board from 1992 until his retirement on July 31, 2010.  The Board believes that having an independent director serve as Chairman of the Board is in the best interests of shareholders and the Company at this time.  This board leadership structure ensures a greater role for the independent directors in the oversight of the Company and provides for more active participation of the independent directors in setting agendas and establishing priorities and procedures for the Board.  The Board believes that the administration of its risk oversight function has not affected the Board’s leadership structure.  The Board is actively involved in oversight of risks that could affect the Company and this oversight is conducted primarily through the Audit Committee, the Compensation Committee and the Governance and Nominating Committee, all of which are comprised entirely of (and chaired by) independent directors.

Code of Conduct

In accordance with the applicable provisions of the NASDAQ Marketplace Rules and the rules and regulations of the SEC, the Board has adopted the Rurban Financial Corp. Code of Conduct and Ethics which applies to the directors, officers and employees of the Company and its subsidiaries.  The Code of Conduct and Ethics is available on the Company’s website at www.rurbanfinancial.net by first clicking “Corporate Governance” and then “Code of Conduct.”

Communications with the Board

Shareholders may initiate communication to the Board either generally or in care of the Company’s Investor Relations Officer, or another corporate officer.  Any communication to the Board may be mailed to the Board, in care of Anthony V. Cosentino, the Company’s Investor Relations Officer, at the Company’s headquarters located at 401 Clinton Street, Defiance, Ohio 43512.  The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.”  In addition, communications via the Company’s website at www.rurbanfinancial.net may be used.  All such communications, whether via mail or the website, must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors.  The Investor Relations Officer will make copies of all such communications and circulate them to the appropriate director or directors.  There is no screening process, and all shareholder communications that are received by officers for the Board’s attention are forwarded to the Board.
Director Stock Ownership Policy

The Company has a Director Stock Ownership Policy that requires each director of the Company to own a minimum of 2,500 Common Shares of the Company.  Newly elected directors are required to own 33% of the required number of Common Shares (i.e., 825 Common Shares) by the end of the first year of service, 66% of the required number of Common Shares (i.e., 1,650 Common Shares) by the end of the second year of service, and the full required number of Common Shares (i.e., 2,500 Common Shares) by the end of the third year of service on the Board.  All directors of the Company are currently in compliance with the Director Stock Ownership Policy.

MEETINGS AND COMMITTEES OF THE BOARD

Each member of the Board is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and shareholder meetings.  The Board met twelve times during 2010, of which nine were regularly scheduled meetings and three were unscheduled meetings.  All directors attended 75% or more of the aggregate of the number of meetings held by the Board and the number of meetings held by the Board committees on which he or she served.  In accordance with the NASDAQ Marketplace Rules, the independent directors meet in executive session as appropriate matters for their consideration arise.

The Company encourages all incumbent directors and director nominees to attend each annual meeting of shareholders.  All of the incumbent directors and director nominees attended the Company’s last annual meeting of shareholders held on April 22, 2010.

Committees of the Board

The Board has four standing committees to facilitate and assist the Board in the execution of its responsibilities.  The standing committees are currently the Audit Committee, the Compensation Committee, the Governance and Nominating Committee and the Loan Review Committee.  The charters of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee are available on the Company’s website at www.rurbanfinancial.net by first clicking “Corporate Governance” and then “Supplementary Info.”  The charter of each committee is also available in print to any shareholder who requests it.  Requests should be submitted in writing to Investor Relations, Rurban Financial Corp., 401 Clinton Street, Defiance, OH  43512.

The following table shows the current membership of each of the standing committees of the Board.

Audit Committee	Compensation Committee	Governance and Nominating Committee	Loan Review Committee

Robert A. Fawcett Jr.	Robert A. Fawcett Jr.*	Thomas A. Buis*	Thomas A. Buis
Gaylyn J. Finn	Richard L. Hardgrove	Robert A. Fawcett Jr.	Gaylyn J. Finn*
Rita A. Kissner*	Rita A. Kissner	Thomas L. Sauer	Timothy J. Stolly
Timothy J. Stolly

* Committee Chairperson

Audit Committee

The Audit Committee has four members and met nine times during the 2010 fiscal year.  Upon the recommendation of the Governance and Nominating Committee, the Board has affirmatively determined that each of the current members of the Audit Committee qualifies, and each director who served as a member of the Audit Committee during 2010 qualified during his or her tenure on the Audit Committee during 2010, as independent under the applicable NASDAQ Marketplace Rules and under Rule 10A-3 promulgated under the Exchange Act.

The Board has determined that each member of the Audit Committee is able to read and understand financial statements, including the Company’s balance sheet, income statement and cash flow statement, and is qualified to discharge his or her duties to the Company and its subsidiaries.  In addition, the Board has determined that Gaylyn J. Finn qualifies as an “audit committee financial expert” for purposes of Item 407(d)(5) of Regulation S-K promulgated by the SEC by virtue of his service as the Treasurer and Associate Vice President for Finance of Bowling Green State University prior to his retirement.

The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board.  At least annually, the Audit Committee reviews and reassesses the adequacy of its charter and recommends changes to the full Board as necessary.  As set forth in the Audit Committee’s charter, the purpose of the Audit Committee is to assist the Board in its oversight of:

•	the accounting and financial reporting principles and policies and the internal accounting and disclosure controls and procedures of the Company and its subsidiaries;

•	the Company’s internal audit function;

•	the certification of the Company’s quarterly and annual financial statements and disclosures; and

•	the Company’s consolidated financial statements and the independent audit thereof.

The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services.  The independent registered public accounting firm reports directly to the Audit Committee.  The Audit Committee evaluates the independence of the independent registered public accounting firm on an ongoing basis.  Additionally, the Audit Committee reviews and pre-approves all audit services and permitted non-audit services provided by the independent registered public accounting firm to the Company or any of its subsidiaries and ensures that the independent registered public accounting firm is  not engaged to perform the specific non-audit services prohibited by law, rule or regulation.  The Audit Committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Additional information regarding the Audit Committee is provided under the heading “AUDIT COMMITTEE DISCLOSURE” beginning on page 46 of this proxy statement.  In addition, the “Audit Committee Report” relating to the 2010 fiscal year is set forth on page 48 of this proxy statement.

Compensation Committee

The Compensation Committee has three members and met nine times during the 2010 fiscal year. Upon the recommendation of the Governance and Nominating Committee, the Board has affirmatively determined that each of the current members of the Compensation Committee qualifies, and each director who served as a member of the Compensation Committee during 2010 qualified during his or her tenure on the Compensation Committee during 2010, as an independent director under the applicable NASDAQ Marketplace Rules.  In addition, each of the three members of the Compensation Committee qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and as a “non-employee director” for purposes of Section 16b-3 under the Exchange Act.

The function of the Compensation Committee is to review and recommend to the Board the salary, bonus and other compensation to be paid to, and the other benefits to be received by, the Company’s executive officers, including the President and Chief Executive Officer.  In addition, the Compensation Committee evaluates and makes recommendations regarding the compensation of the directors, including their compensation for services on Board committees.  The Compensation Committee also administers the Company’s stock incentive plans.

Additional information regarding the Compensation Committee is provided under the heading “COMPENSATION OF EXECUTIVE OFFICERS–Overview” beginning on page 18 of this proxy statement.

Governance and Nominating Committee

The Governance and Nominating Committee has three members and met five times during the 2010 fiscal year.  The Board has affirmatively determined that each of the current members of the Governance and Nominating Committee qualifies, and each director who served as a member of the Governance and Nominating Committee during 2010 qualified during his or her tenure on the Governance and Nominating Committee during 2010, as an independent director under the applicable NASDAQ Marketplace Rules.

The function of the Governance and Nominating Committee is to assist the Board in identifying qualified individuals to become directors of the Company and its subsidiaries, determining the composition of the boards of directors and their committees, monitoring a process to assess the effectiveness of the boards of directors and their committees and developing and implementing the Company’s corporate governance guidelines.  The Governance and Nominating Committee also evaluates the performance of the current members of the boards of directors of the Company and its subsidiaries on an annual basis.

Loan Review Committee

The Loan Review Committee has three members and met five times during the 2010 fiscal year.  The function of the Loan Review Committee is to assist the Board in fulfilling its oversight responsibilities of credit quality at State Bank.  The Loan Review Committee is comprised of independent directors who are not involved in the loan approval process at State Bank, except when full Board approval is required due to the nature or size of a particular credit being presented.

COMPENSATION OF EXECUTIVE OFFICERS

Overview

The Compensation Committee of the Board has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy.  The Compensation Committee ensures that the total compensation paid to the executive officers of the Company is fair, reasonable and competitive.  The Compensation Committee also provides oversight for all significant compensation plans for all officers, non-officers, and directors.

The Compensation Committee is currently comprised of three independent directors.  The Compensation Committee reviews and recommends to the full Board the salaries, bonuses and other cash compensation to be paid to, and the other benefits to be received by, the executive officers of the Company.  The Compensation Committee has developed and implemented and maintains an executive compensation program that supports the overall objectives and performance of the Company and provides compensation levels that enable the Company to attract, retain and reward competent executive officers.

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during the 2010 fiscal year, as well as the other individuals included in the Summary Compensation Table on page 26 of this proxy statement, are referred to as the “named executive officers.”

Compensation Policies Toward Executive Officers

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific, long-term and strategic goals by the Company, and which aligns executives’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate objective of improving shareholder value.  The Compensation Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain quality employees in key positions.  The Compensation Committee attempts to ensure that the compensation provided to key employees of the Company and its subsidiaries, including the named executive officers, remains competitive relative to the compensation paid to similarly situated employees at comparable companies.  The Compensation Committee further believes that such compensation should include both cash and equity-based compensation that rewards performance as measured against established goals.

In determining the compensation of the executive officers of the Company, including the named executive officers, the Compensation Committee has sought to create a compensation program which is competitive with programs of a peer group of similar organizations and that links compensation to financial performance, rewards above-average corporate performance and recognizes individual contributions and achievements.  There are two components of the annual cash compensation program for the executive officers of the Company:  (1) a base salary component and (2) an incentive bonus component payable under the Rurban Financial Corp. Incentive Compensation Plan (the “Incentive Compensation Plan”), which directly links bonuses to the financial performance of the Company.

The Compensation Committee approves and recommends to the full Board for approval all compensation provided to the named executive officers.  The Compensation Committee also reviews, modifies as necessary and approves recommendations made by the Chief Executive Officer regarding the Incentive Compensation Plan for all other officers and staff of the Company.  Decisions regarding annual merit increases in salaries of all officers and employees are based upon comparable market conditions, Company performance, inflation rates, and their respective positions in the salary ranges developed with the assistance of our compensation consultant using peer group data as described below.

Based on the foregoing objectives, the Compensation Committee has structured the Company’s cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and to reward the executives for achieving those goals.

In 2010, the Compensation Committee engaged and retained the services of Larry R. Webber (“Webber”), a regionally recognized independent Executive Compensation Advisor.  A Compensation Retainer Services (“Retainer Services”) engagement was executed for 2010 that addressed additional planning and compliance oversight and other services, including, but not limited to, development of comparative peer group reviews, evaluation of various plans that impact executive compensation and meeting with and providing instruction to the Committee with regard to the elements of executive compensation planning.

As part of the Retainer Services, Webber prepared and presented a “2010 Executive Compensation Review” that included comparative peer information for executive officer and director compensation, a process for defining/aligning annual performance targets for selected executives, recommendations for revisions to the Company’s Incentive Compensation Plan and current trends in executive compensation.  As part of that review, Webber was requested to review executive compensation programs of banking organizations that shared one or more common traits with the Company (such as asset size and geographic location).  Three peer groups were constructed for use in the review that included information from the following: “SNL Executive Compensation Review,” “L.R. Webber Associates, Inc. 2009 Salary and Benefits Survey” which included institutions in Pennsylvania, Maryland, New York, New Jersey and Delaware, and the “Executive Research Institute 2009 Banking Survey” which reflected a national view of executive compensation as well as other position-specific surveys available from a variety of sources that were considered to be reflective of the complexity presented by the Company, especially for the positions of Chief Executive Officer and Chief Financial Officer.  The SNL Executive Compensation Review consisted of the following twenty-four (24) financial service companies located in Michigan, Indiana, Ohio, Kentucky and Pennsylvania:

Company	Location
Community Bank Shares of Indiana, Inc.	New Albany, IN
Northwest Indiana Bancorp	Munster, IN
Tower Financial Corporation	Fort Wayne, IN
Monroe Bancorp	Bloomington, IN
Kentucky Bancshares, Inc.	Paris, KY
Dearborn Bancorp, Inc.	Dearborn, MI
Fentura Financial, Inc.	Fenton, MI
Community Central Bank Corporation	Mount Clemens, MI
United Bancorp, Inc.	Tecumseh, MI
DCB Financial Corp.	Lewis Center, OH
Farmers & Merchants Bancorp, Inc.	Archbold, OH
LCNB Corp.	Lebanon, OH
Ohio Valley Banc Corp.	Gallipolis, OH
Citizens Financial Services, Inc.	Mansfield, PA
Codorus Valley Bancorp, Inc.	York, PA
Community Bancorp, Inc.	Clarks Summit, PA
Penseco Financial Services Corporation	Scranton, PA
First Keystone Corporation	Berwick, PA
Franklin Financial Services Corp.	Chambersburg, PA
Fidelity D & D Bancorp, Inc.	Dunmore, PA
Penns Woods Bancorp, Inc.	Williamsport, PA
QNB Corp.	Quakertown, PA
TF Financial Corporation	Newtown, PA
Union National Financial Corporation	Lancaster, PA

The information and recommendations of Webber have been utilized by the Compensation Committee and the Board in connection with the development and review of the Company’s compensation program.  The Company uses the peer group information to ensure that the compensation provided to the Company’s executive officers remains competitive, equitable and supports the acquisition and retention of competent, effective and high quality executive talent.  The use of compensation consulting services is available to the Compensation Committee at any time and will be used as conditions change requiring review of the Company’s compensation program.

The Company’s compensation programs were not changed in any significant manner during the 2010 fiscal year.

Components of Executive Compensation

For the fiscal year ended December 31, 2010, the principal components of compensation for named executive officers were:

•	base salary;
•	non-equity incentive compensation;
•	equity-based awards;

•	retirement, severance and change in control benefits; and
•	perquisites and other personal benefits.

Base Salary

The determination of the base salaries of the executive officers of the Company is based upon an overall evaluation of a number of factors, including a subjective evaluation of individual performance, contributions to the Company and its subsidiaries, and analysis of how the Company’s and its subsidiaries’ compensation of its executive officers compares to compensation of individuals holding comparable positions with companies of similar asset size and complexity of operations.

During its review of each executive’s base salary, the Compensation Committee primarily considers:
•	market data provided by outside consultants, such as Webber;
•	internal review of the executive’s compensation, both individually and relative to other officers; and
•	individual performance of the executive.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon promotion or other change in job responsibility.  Merit based increases to salaries of the executive officers are based on the Compensation Committee’s assessment of the individual’s performance and the other factors described above.  Comparison of peer group compensation data was the primary factor used for purposes of setting the salary of the executive officers of the Company for the 2010 fiscal year.

The salary paid to Mr. Klein for services rendered in his capacities as President and Chief Executive Officer of the Company and State Bank during the 2010 fiscal year represented an increase of 3.15% over the salary paid with respect to the 2009 fiscal year.

The salary paid to Mr. Cosentino for services rendered in his capacities as Executive Vice President and Chief Financial Officer of the Company and State Bank during the 2010 fiscal year was approved by the Compensation Committee in connection with Mr. Cosentino’s hiring effective as of March 1, 2010.

The salary paid to Mr. Gathman for services rendered in his capacities as Executive Vice President and Senior Lender of State Bank during the 2010 fiscal year represented an increase of 0.98% over the salary paid with respect to the 2009 fiscal year.

Mr. Joyce was paid a salary for services rendered in his capacities as Executive Vice Chairman of the Company during the 2010 fiscal year until his retirement on June 9, 2010.  There was no increase to the salary paid to Mr. Joyce during that portion of the 2010 fiscal year prior to his retirement as compared to the 2009 fiscal year.  Mr. Joyce did not receive a separate salary for services rendered in his capacities as President and Chief Executive Officer of RDSI during 2009 or 2010.  Following his retirement, Mr. Joyce was paid consulting fees in accordance with the terms of a Consulting Agreement through December 31, 2010.

Non-Equity Incentive Compensation

The Incentive Compensation Plan is a Company-wide incentive compensation program which links executive officers’ incentive compensation directly to the Company’s performance and, thereby, to shareholder value.  The intent of the Incentive Compensation Plan is to align performance and thinking of the executive officers and other employees of the Company and its subsidiaries with the following organization-wide objectives of the Company:

•           Build a financial high performance company;
•           Grow the business;
•           Ensure sound operations, policies and procedures; and
•           Build on the value proposition strength within each business unit.

All officers and employees of the Company and its subsidiaries (other than certain employees who receive sales commissions or certain other contractual incentives) were eligible to participate in the Incentive Compensation Plan for the 2010 fiscal year.  Officers and employees who were not employed for the full year were eligible to participate on a basis proportionate to their employment period.  Bonuses payable under the Incentive Compensation Plan are generally determined and paid prior to the end of February of the ensuing year.

In order for a named executive officer to qualify for a bonus payout under the Incentive Compensation Plan for the 2010 fiscal year, certain pertinent metrics needed to be accomplished that reinforces the Company’s objective to ensure that risks identified with incentive compensation are appropriately identified and mitigated.  These are accomplished through relevant metrics, appropriately gauged risks and rewards, and prudent constraints (i.e., claw backs).  These constraints are quantified as the “circuit breaker”, asset quality “qualifiers” and aggregate measurement of examination “components”.  To receive a bonus payout under the Incentive Compensation Plan, the named executive officer must also be actively employed and in good standing with the Company at the time of the payout.

Bonuses under the Incentive Compensation Plan are calculated based on a percentage of the participant’s base salary for the applicable plan year.  The tables below set forth the bonus payouts (as a percentage of base salary) that each of the named executive officers were eligible to receive for the 2010 fiscal year if their assigned metrics were achieved.

Incentive Compensation Plan Payout Levels for 2010 Fiscal Year

Named	Rurban Financial Corp. Bonus Payout Levels (1)
Executive Officer	Threshold	Target	Maximum
Mark A. Klein	—	25%	37.5%
Anthony V. Cosentino	10.0%	20.0%	40.0%
Jonathan R. Gathman	10.0%	20.0%	40.0%
Kenneth A. Joyce (2)	—	—	—

(1)
Reflects the amount of bonus (as a percentage of base salary) that each of the named executive officers was entitled to receive under the Incentive Compensation Plan if the named executive officer met or exceeded his relevant metrics  for the 2010 fiscal year.

(2)	Mr. Joyce did not qualify for a bonus payout under the Incentive Compensation Plan for the 2010 fiscal year.

Incentive Compensation Plan Payout Levels for 2010 Fiscal Year

Mr. Klein received no bonus under the Incentive Compensation Plan for the 2010 fiscal year.  Mr. Cosentino earned bonuses under the Incentive Compensation Plan for meeting certain quantifiable goals for the 2010 fiscal year, resulting in bonus payouts during the first quarter of 2011 of $6,739.  Mr. Gathman earned bonuses under the Incentive Compensation Plan for meeting certain quantifiable goals for the 2010 fiscal year, resulting in bonus payouts during the first quarter of 2011 of $3,440.

Equity-Based Awards

The Company believes that it is also important to provide compensation which serves as an incentive for long-term corporate financial performance.  In that regard, the Board adopted, and the shareholders of the Company approved, the Rurban Financial Corp. 2008 Stock Incentive Plan (the “2008 Plan”) in 2008 to replace the Rurban Financial Corp. Stock Option Plan (“1997 Plan”) that expired in accordance with its terms in March 2007.  These stock incentive plans are intended to encourage participants to acquire or increase and retain a financial interest in the Company, to remain in the service of the Company and to put forth maximum efforts for the success of the Company, and to enable the Company and its subsidiaries to compete effectively for the services of potential employees and directors by furnishing an additional incentive to join and/or remain with the Company and its subsidiaries.

The 2008 Plan authorizes the grant or award of the following (collectively, the “Awards”):

•	Incentive Stock Options

•	Nonqualified Stock Options;

•      Stock Appreciation Rights (“SARs”); and

•      Restricted Stock.

The Compensation Committee is responsible for the administration of the 2008 Plan, including the selection of participants to receive Awards and the determination of the type of Award granted to each participant, the level of participation of each participant and the other terms and conditions applicable to Awards.  However, any grant of an Award to a director who is not an employee of the Company or any of its subsidiaries must be approved by the full Board.

There were 50,000 stock options granted to named executive officers and directors under the 2008 Plan during the 2010 fiscal year.

Under the 1997 Plan, certain directors, officers and other key employees of the Company and its subsidiaries were selected by the Compensation Committee to receive (i) incentive stock options (as defined in Section 422 of the Code), (ii) nonqualified stock options and (iii) stock appreciation rights (SARs).  Each option or SAR awarded under the 1997 Plan has an exercise or base price equal to 100% of the fair market value of the Company’s Common Shares on the date of grant.

Retirement, Severance and Change in Control Benefits

Employment Agreements.  The Company entered into an Employment Agreement, dated as of July 30, 2010 with Mark A. Klein, President and Chief Executive Officer of the Company and State Bank (the “Employment Agreement”).  Under the terms of the Employment Agreement, Mr. Klein is entitled to receive certain severance or change in control payments and benefits if he is terminated by the Company under certain circumstances.  Information regarding the payments and benefits provided under the Employment Agreement is set forth under the heading “EMPLOYMENT AGREEMENT” beginning on page 36 of this proxy statement.

        SERP Agreements.  The Company has entered into Supplemental Executive Retirement Plan Agreements with Kenneth A. Joyce, Mark A. Klein and Anthony V. Cosentino (the “SERP Agreements”).  Under the terms of the SERP Agreements, the executive officers are entitled to receive certain benefits following retirement.  Information regarding the payments and benefits provided under the SERP Agreements is set forth under the heading “SERP AGREEMENTS” beginning on page 34 of this proxy statement.

           Change in Control Agreements.  The Company has entered into Change in Control Agreements with Mark A. Klein and Anthony V. Cosentino (the “Change in Control Agreements”).  Under the terms of the Change in Control Agreements, each of the executive officers is entitled to receive certain benefits, including a lump sum cash payment, if the executive officer is terminated by the Company under certain circumstances in connection with a “change in control” of the Company.  Information regarding the Change in Control Agreements is set forth under the heading “CHANGE IN CONTROL AGREEMENTS” beginning on page 31 of this proxy statement.

Rurban Employee Stock Ownership Plan (ESOP).  The officers and employees of the Company and its subsidiaries are encouraged to maintain a significant long-term stock ownership position with the Company.  This has been fostered not only through the grant of options under the Company’s equity-based plans, but also by the Rurban ESOP which also serves as an employee retirement plan.  All full-time employees of the Company and its subsidiaries, including the named executive officers, are eligible to participate in the Rurban ESOP.  Each year the Company and its subsidiaries may contribute an amount in cash and/or Common Shares determined by the Compensation Committee or full Board to the Rurban ESOP.  The contribution is allocated to the accounts of participants pro rata based on the amount of each participant’s compensation.  All amounts allocated to a participant’s account under the Rurban ESOP become vested following three years of continuous service with the Company and its subsidiaries.  The Company and its subsidiaries did not contribute to the Rurban ESOP for the 2010 fiscal year.

Rurban Employee Stock Purchase Plan.  The Company also has a qualified Employee Stock Purchase Plan (the “ESPP”).  The purpose of the ESPP Plan is to provide employees of the Company and its subsidiaries with a convenient means by which they may purchase Common Shares of the Company on the open market.

            All employees of the Company and its subsidiaries are eligible to participate in the ESPP as of the first day of the month coincident with or immediately following the completion of three (3) months of employment with the Company or one of its subsidiaries, and will be a participant as of that date.  If a participant elects to participate in the ESPP, the participant authorizes the Company to deduct from his or her compensation for each payroll period the amount so elected on the applicable enrollment form. All payroll deductions under the ESPP are made on an after-tax basis.  All payroll deductions made under the ESPP are forwarded by the Company to its agent.  When the agent receives the payroll deductions, as soon as practicable, the agent purchases on the open market such number of Common Shares as may be purchased with such payroll deductions.  In addition, the agent will apply all cash dividends, if any, paid with respect to Common Shares held in a participant’s account to the purchase on the open market of additional Common Shares.

Rurban 401(k) Savings Plan.  All employees of the Company and its subsidiaries, including the named executive officers, are eligible to participate in the Rurban 401(k) Savings Plan (the “Rurban 401(k) Savings Plan”).  There are four types of contributions that are contemplated under the Rurban 401(k) Savings Plan:  (1) pre-tax elective deferral contributions by each participant of a percentage of his or her annual compensation; (2) matching contributions made by the Company in cash in an amount determined by the Board; (3) Roth IRA; and (4) qualified rollover contributions by a participant from another qualified plan.  The Company and its subsidiaries contributed an aggregate amount of $487,682 to the Rurban 401(k) Savings Plan for the 2010 fiscal year.  For the 2010 fiscal year, the amount of the matching contributions made by the Company on behalf of each participant in the Rurban 401(k) Savings Plan was 100% of the amount of such participant’s pre-tax elective deferral contributions, but only upon that portion of his or her pre-tax elective deferral contributions which did not exceed 4% of his or her annual compensation.  All employee contributions to the Rurban 401(k) Savings Plan are fully-vested upon contribution.

Perquisites and Other Personal Benefits

The Company provides named executive officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain quality employees for key positions.

                Life Insurance Benefits.  The Company pays premiums on behalf of certain officers, including each of the named executive officers, for a group term life insurance policy which provides a $50,000 death benefit in respect of each officer. Additional life insurance is provided to certain officers and directors of the Company through bank-owned life insurance (“BOLI”) policies.  BOLI policies are widely used by banks and provide a tax exempt investment vehicle for State Bank while providing death benefits to both the organization and the insured.  By way of separate split-dollar agreements, the death benefits provided by the BOLI policies are divided between State Bank and the insureds’ beneficiaries.  With respect to each BOLI policy, State Bank owns the cash surrender value and a portion of the net death benefit, over and above the death benefit assigned to the insureds’ beneficiaries. The cash surrender value of the Company’s BOLI policies totaled approximately $13,211,247 at December 31, 2010.  The beneficiaries of Mark A. Klein and Jonathan R. Gathman were entitled to receive death benefits of $989,971 and $36,667, respectively, under the Company’s BOLI policies as of December 31, 2010.

Other Perquisites and Benefits. Other perquisites and personal benefits provided by the Company to the named executive officers include the use of company automobiles, country club memberships, and tax preparation assistance (CEO and CFO only).

Tax and Accounting Considerations

Effective January 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123R, Share-Based Payment.  The Company selected the modified prospective application.  Accordingly, after January 1, 2006, the Company began expensing the fair value of stock options granted, modified, repurchased or cancelled.  In accordance with SFAS 123R and related interpretations, $49,165 in compensation expense was recognized in the 2010 fiscal year with respect to restricted stock, stock options and SARs that were previously granted to executive officers and directors of the Company.

Summary Compensation Table

           The following table sets forth the cash compensation as well as certain other compensation awarded or paid to, or earned by, each of the named executive officers of the Company during the 2010 and 2009 fiscal years

Summary Compensation Table for 2010 and 2009 Fiscal Years

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
Name and				Stock	Option	Non-Equity Incentive	Change in Pension Value and Nonqualified and Deferred Comp.	All Other
Principal Position(s)		Salary	Bonus	Awards	Awards	Plan Comp.	Earnings	Comp.		Total
During 2009 and2008	Year	($)	($)	($)	($) (1)	($) (2)	($) (3)	($)		($)

Mark A. Klein
President & Chief Executive Officer of the Company and State Bank	2010	$218,852	—	—	$8,069	—	$74,380	$17,368	(4)	$318,669
	2009	$212,320	—	—	$9,942	$58,519	$48,674	$26,464	(4)	$297,400

Anthony V. Cosentino
Executive Vice President & Chief Financial Officer of the Company and State Bank (Hired March 1, 2010)	2010	$132,308	—	—	$1,573	$6,739	$5,433	$52,329	(5)	$198,381

Jonathan R. Gathman
Executive Vice President and Senior Lender of State Bank	2010	$126,875	—	—	$2,162	$3,440	—	$15,372	(6)	$147,849
	2009	$125,783	$10,000	—	$581	—	—	$21,638	(6)	$157,982

Kenneth A. Joyce
Executive Vice Chairman of the Company; President & Chief Executive Officer of RDSI (Retired June 9, 2010)	2010	$146,596	—	—	—	—	$37,441	$170,965	(7)	$355,002
	2009	$324,075	—	—	$6,216	—	$93,866	$34,406	(7)	$458,563

(1)
The amounts shown in column (f) reflect the expense recognized for financial statement reporting purposes, for the 2010 and 2009 fiscal years, with respect to stock options and SARs granted to each named executive officer.  The amounts are calculated in accordance with SFAS 123R and include amounts expensed for each fiscal year with respect to awards granted to each named executive officer in prior fiscal years.

(2)	The amounts shown in column (g) reflect bonuses earned under the Company’s Incentive Compensation Plan.

(3)
The amounts shown in column (h) reflect the actuarial increase in the present value of the named executive officer’s accumulated benefits under his SERP Agreement determined using assumptions consistent with those used in the Company’s financial statements and includes amounts that the named executive officer may not currently be entitled to receive because such amounts are not vested.

(4)	“All Other Compensation” amounts for Mr. Klein for the 2010 and 2009 fiscal years reflect:

•
$8,754 and $8,493 contributed to the Rurban 401(k) Savings Plan on behalf of Mr. Klein for the 2010 and 2009 fiscal years, respectively, to match pre-tax elective deferral contributions (included under “Salary”) made by him to the Rurban 401(k) Savings Plan;

•
$8,706 allocated to the account of Mr. Klein under the Rurban ESOP for the 2009 fiscal year.  There was no company contribution allocated to the account of Mr. Klein under the Rurban ESOP with respect to the 2010 fiscal year;

•	$3,462 and $3,531 received by Mr. Klein from the Company during the 2010 and 2009 fiscal years, respectively, as an automobile usage allowance;

•	$385 and $360, of taxable income recognized on split-dollar BOLI for the 2010 and 2009 fiscal years, respectively;

•
$1,290 and $1,290, respectively, which represent the premiums paid during the 2010 and 2009 fiscal years, respectively, on Mr. Klein’s behalf for a group term life insurance policy which has a death benefit equal to 200% of Mr. Klein’s annual salary less $50,000 (maximum $300,000); and

•	$3,408 and $4,154 for country club dues paid for Mr. Klein by the Company during the 2010 and 2009 fiscal years, respectively.

(5)	“All Other Compensation” amounts for Mr. Cosentino for the 2010 fiscal year reflect:

•
$3,516 contributed to the Rurban 401(k) Savings Plan on behalf of Mr. Cosentino for the 2010  fiscal year to match pre-tax elective deferral contributions (included under “Salary”) made by him to the Rurban 401(k) Savings Plan;

•	$8,000 received by Mr. Cosentino from the Company during the 2010 fiscal year as an automobile allowance;

•
$385 which represents the premiums paid on Mr. Cosentino’s behalf during the 2010 fiscal year for a group term life insurance policy which has a death benefit equal to 200% of Mr. Cosentino’s annual salary less $50,000 (maximum $300,000);

•	$1,438 for country club dues paid for Mr. Cosentino by the Company during the 2010 fiscal year,.

•	$14,700 (grossed up $10,000) for miscellaneous moving expenses;

•	$24,250 for reimbursement of realtors fees on the selling of Mr. Cosentino’s former residence.

(6)	“All Other Compensation” amounts for Mr. Gathman for the 2010 and 2009 fiscal years reflect:

•
$5,713 and $6,042 contributed to the Rurban 401(k) Savings Plan on behalf of Mr. Gathman for the 2010 and 2009 fiscal years, respectively, to match pre-tax elective deferral contributions (included under “Salary”) made by him to the Rurban 401(k) Savings Plan;

•
$6,194 allocated to the account of Mr. Gathman under the Rurban ESOP for the 2009 fiscal year.  There was no company contribution amount allocated to the account of Mr. Gathman under the Rurban ESOP with respect to the 2010 fiscal year;

•	$6,000 and $6,000 received by Mr. Gathman from the Company during the 2010 and 2009 fiscal years, respectively, as an automobile allowance;

•	$51 and $51, of taxable income recognized on split-dollar BOLI for the 2010 and 2009 fiscal years, respectively;

•
$220 and $207, respectively, which represent the premiums paid during the 2010 and 2009 fiscal years, respectively, on Mr. Gathman’s behalf for a group term life insurance policy which has a death benefit equal to 200% of Mr. Gathman’s annual salary less $50,000 (maximum $300,000); and

•	$3,089 and $3,144 for country club dues paid for Mr. Gathman by the Company during the 2010 and 2009 fiscal years, respectively.

(7)	“All Other Compensation” amounts for Mr. Joyce for the 2010 and 2009 fiscal years reflect:

•
$5,864 and $9,968 contributed to the Rurban 401(k) Savings Plan on behalf of Mr. Joyce for the 2010 and 2009 fiscal years, respectively, to match pre-tax elective deferral contributions (included under “Salary”) made by him to the Rurban 401(k) Savings Plan;

•
$149,758 in consulting fees received by Mr. Joyce from June 10, 2010 through December 31, 2010 pursuant to a Consulting Agreement entered into between Mr. Joyce and the Company in connection with Mr. Joyce’s retirement from the Company..

•
$10,046 allocated to the account of Mr. Joyce under the Rurban ESOP for the 2009 fiscal year.  There was no company contribution allocated to the account of Mr. Joyce under the Rurban ESOP with respect to the 2010 fiscal year;

•	$3,751 and $6,938 received by Mr. Joyce from the Company during the 2010 and 2009 fiscal years, respectively, as an automobile usage allowance;

•	$1,314 and $2,400 of taxable income recognized on split-dollar BOLI for the 2010 and 2009 fiscal years, respectively;

•	$450 and $900 for the 2010 and 2009 fiscal years, respectively, for Company contributions to Mr. Joyce’s Health Savings Account (“HSA”);

•	$3,089 and $4,154 for country club dues paid for Mr. Joyce by the Company during the 2010 and 2009 fiscal years, respectively.

Grants of Plan-Based Awards

Anthony Cosentino and Jonathan Gathman earned bonuses of $6,739 and $3,440, respectively, under the Incentive Compensation Plan for meeting certain quantifiable goals for the 2010 fiscal year.  Neither Mark Klein nor Ken Joyce received a bonus under the Incentive Compensation Plan for the 2010 fiscal year.

The following table sets forth the range of potential payouts under the Incentive Compensation Plan.

Grants of Plan-Based Awards for 2010 Fiscal Year

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Threshold ($)	Target ($)	Maximum ($)

Mark A. Klein	—	$54,750	$82,125

Anthony V. Cosentino	$16,000	$32,000	$64,000

Jonathan R. Gathman	$12,699	$25,398	$50,797

Kenneth A. Joyce	—	—	—

(1)
Reflects the estimated potential threshold, target and maximum bonus payouts that each of the named executive officers was eligible to receive pursuant to the Incentive Compensation Plan if certain pertinent metrics were accomplished that reinforced the Company’s objective to ensure that risks identified with incentive compensation were appropriately identified and mitigated.  These are accomplished through relevant metrics, appropriately gauged risks and rewards, and prudent constraints (i.e., claw backs).  These constraints are quantified as the “circuit breaker”, asset quality “qualifiers” and aggregate measurement of examination “components” for the 2010 fiscal year.  See “COMPENSATION OF EXECUTIVE OFFICERS–Components of Executive Salary–Non-Equity Incentive Compensation” beginning on page 21 of this proxy statement.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding the unexercised stock options, SARs and restricted stock held by each of the named executive officers as of the end of the 2010 fiscal year. Dollar amounts have been rounded up to the nearest whole dollar.

Outstanding Equity Awards at Fiscal Year-End for 2010

(a)	(b)	(c)		(d)	(e)	(f)	(g)
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)

Mark A. Klein	10,000	—		$11.72	12/21/2015	—	—
	4,000	1,000	(2)	$11.50	02/14/2017
	3,000	12,000	(3)	$6.98	02/17/2020

Anthony V. Cosentino	1,000	4,000	(4)	$6.66	03/16/2020	—	—

Jonathan R. Gathman	750	—		$13.85	01/21/2014	—	—
	800	200	(2)	$11.50	02/14/2017
	1,000	4,000	(3)	$6.98	02/17/2020

Kenneth A. Joyce (5)	—	—				—	—

(1)	Unless otherwise indicated, all amounts reflect Common Shares of the Company underlying stock options granted pursuant to the 1997 or 2008 Plan.

(2)	Stock options have 10-year terms and vest over a five-year period. The portions of the stock options that remain unexercisable will vest and become exercisable on February 14, 2012.

(3)
Stock options have 10-year terms and vest over a five-year period.   The portion of the stock options that remain unexercisable will vest and become exercisable as follows: 25% of the unexercisable stock options will vest and become exercisable on February 17, 2012, 25% of the unexercisable stock options will vest and become exercisable on February 17, 2013, 25% of the unexercisable stock options will vest and become exerciseable on February 17, 2014, and the remaining 25% of the unexercisable stock options will vest and become exercisable on February 17, 2015.

(4)
Stock options have 10-year terms and vest over a five-year period.  The portion of the stock options that remains unexercisable will vest and become exercisable as follows: 25% of the unexercisable stock options will vest and become exercisable on March 16, 2012, 25% of the unexercisable stock options will vest and become exercisable on March 16, 2013, 25% of the unexercisable stock options will vest and become exercisable on March 16, 2014, and the remaining 25% of the unexercisable stock options will vest and become exercisable on March 16, 2015.

(5)
Mr. Joyce’s outstanding options, SAR’s and restricted stock terminated and became null and void on June 9, 2010, in connection with his retirement and pursuant to the terms of his Consulting Agreement.

Option Exercises and Restricted Stock Vesting During 2010 Fiscal Year

None of the Company’s named executive officers exercised any stock options or SARs during the 2010 fiscal year.  Similarly, no restricted stock granted to any of the Company’s named executive officers vested during the 2010 fiscal year.

Non-Qualified Deferred Compensation

On November 29, 2006, the Board approved the adoption of a Non-Qualified Deferred Compensation Plan, within the meaning of Title I of ERISA (the “Deferral Plan”), effective as of January 1, 2007. The purpose of the Deferral Plan is to help attract key associates by providing a retirement benefit to certain high ranking and highly compensated employees and directors of the Company and its subsidiaries which is above the statutory maximum limits for the Rurban ESOP.  Eligibility for participation in the Deferral Plan is limited to employees of the Company and its subsidiaries in the positions of Senior Vice President and above who qualify as highly compensated employees under the terms of the Deferral Plan, as well as directors of the Company, State Bank and RDSI.

           The Deferral Plan permits participants to voluntarily defer the payment of up to 100% of annual compensation in the case of directors, and up to 75% of annual compensation in the case of all other participants.  Deferral elections for each plan year must be made before November 30th of the prior calendar year and are irrevocable during the plan year.  Amounts deferred are credited to the participants’ accounts under the Deferral Plan at the time the base salary or bonus compensation would otherwise have been paid. Participants may elect to have their accounts invested in a variety of mutual fund options. Participant accounts are fully vested under the Deferral Plan.  The Deferral Plan is “unfunded,” which means that no assets are set aside in trust separate from the general assets of the Company.  Thus, all amounts allocated to participant accounts under the Deferral Plan will be recorded as a liability on the Company’s accounting books, and such funds will be subject to the claims of the Company’s creditors.

           Participants may elect to receive distributions of their Deferral Plan accounts following the termination of employment for any reason, including voluntary resignation, retirement, disability, or death.  Participants are also permitted to elect to receive “in service distributions” of their Deferral Plan accounts prior to their termination of employment, subject to certain requirements.  Participants may elect to receive distributions either in a lump sum or in a series of approximately equal annual installments over a period of up to ten (10) years.  Elections as to the form and timing of distributions generally must be made by a participant at the time the deferral is elected, although participants are permitted to change their elections if they comply with certain requirements set forth in Section 409A of the Code.  The Deferral Plan also provides that participants may receive a distribution upon a defined change in control.

The table below shows the named executive officers who had deferred compensation under the Deferral Plan as of the 2010 fiscal year-end.

Nonqualified Deferred Compensation

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Mark A. Klein	$9,115.98	$0	$1,234.02	$0	$10,350.00

           The Compensation Committee elected to terminate the Deferral Plan effective January 1, 2011.  The Deferral Plan will be frozen in 2011 and will be paid out in 2012.

Change in Control Agreements

           The Company entered into a Change in Control Agreement on April 21, 2011 with Anthony V. Cosentino in connection with his appointment as Executive Vice President and Chief Financial Officer of the Company.  The Company also entered into a Second Amended and Restated Change in Control Agreement on July 30, 2010 with Mark A. Klein in connection with his appointment as President and Chief Executive Officer of the Company.

           Each Change in Control Agreement has a rolling term of 24 months with the initial term being extended for an additional 12 months on each anniversary of the effective date of the Change in Control Agreement unless the Company notifies the executive officer in writing to the contrary at least 90 days before the anniversary date.  Each Change in Control Agreement will renew automatically for an additional 12-months unless the Company notifies the executive officer at least 90 days before the end of the then-current term that the Company does not wish to renew the Change in Control Agreement.  The Company is prohibited from delivering such notice during the “Protection Period” and the Change in Control Agreement will remain in effect throughout any Protection Period.  The Change in Control Agreements define the “Protection Period” as the period beginning on the first date the Board learns of an event that would result in a “Change in Control” if completed and ending on the latest of:

•	the last day of the 12-month period beginning after the Change in Control;

•
60 days after the date the executive officer learns of an event occurring during the Protection Period which falls within the definition of “Good Reason” and which the Company or its successor concealed; or

•	60 days after the conclusion of an unsuccessful attempt to terminate the executive officer for “Cause” (as defined in the Change in Control Agreements).

Each Change in Control Agreement will terminate on the earliest to occur of the following events:

•	the executive officer’s employment is terminated before the beginning of a Protection Period;

•	the executive officer agrees to terminate the Change in Control Agreement; or

•	all payments due to the executive officer under the Change in Control Agreement have been paid.

           A “Change in Control” is defined by the Change in Control Agreements as:

•	any transaction that would be required to be reported in a proxy statement sent to the Company’s shareholders;

•
a merger or consolidation of the Company or the purchase of all or substantially all of the Company’s assets by another person or group, in each case, resulting in less than a majority of the successor entity’s outstanding voting stock being owned immediately after the transaction by the holders of the Company’s voting stock before the transaction;

•	any person becoming a “beneficial owner” of securities representing 50% or more of the combined voting power of the Company eligible to vote for the election of the Company’s Board;

•
any person other than the Company, the executive officer or the Rurban ESOP becoming the beneficial owner of securities representing 25% or more of the combined voting power of the Company (disregarding any securities which were not acquired for the purpose of changing or influencing control of the Company); or

•
individuals who constitute the Company’s Board ceasing for any reason to constitute at least a majority of the members of the Company’s Board (unless the new directors were approved by the vote of at least two-thirds of the then incumbent directors).

Under each Change in Control Agreement, (1) if an executive officer is terminated by the Company or its successor in connection with a Change in Control of the Company (other than termination of employment for “Cause” as defined in the Change of Control Agreements) during the Protection Period or (2) if the executive officer terminates employment for “Good Reason” during the Protection Period, the Company or its successor will:

•
pay the executive officer a lump sum cash payment equal to 2.99 times (Mr. Klein) or 2.0 times (Mr. Cosentino) the executive officer’s “Annual Direct Salary” (i.e., the executive officer’s annualized base salary based on the highest base salary rate in effect for any pay period ending with or within the 36-month period preceding the termination of his employment);

•
provide the executive officer and the executive officer’s family (if the executive officer elected family coverage prior to the termination of his employment) with continued health care, life insurance and disability insurance coverage without cost to the executive for a period of three years (Mr. Klein) or two years (Mr. Cosentino), at the same level and subject to the same terms that were in effect on the first day of the Protection Period; and

•	any other payments or benefits to which the executive officer is entitled under the terms of any other agreement, arrangement, plan or program in which the executive officer participates.

           If a termination under the circumstances described above in connection with a Change of Control of the Company had occurred on December 31, 2010, Mr. Klein and Mr. Cosentino would have been entitled to receive a lump sum cash payment of $438,000 and $320,000, respectively.  In addition, Mr. Klein and Mr. Cosentino (and their respective families) would have been entitled to receive continued health care, life insurance and disability insurance coverage for a period of three years (Mr. Klein) or two years (Mr. Cosentino) following termination, at an annual cost to the Company of approximately $18,000 for each executive officer.

           If the Company or its successor is unable to provide the health care, life insurance and disability insurance coverage described above through an insured arrangement for active employees and with the same tax consequences available to active employees, the Company or its successor will pay the executive officer an additional amount of cash equal to the executive officer’s cost of procuring equivalent coverage.  The amount of this cash payment will be “grossed up” to ensure that the executive officer receives enough cash to pay the cost of procuring equivalent coverage after payment of all applicable federal, state and local taxes.

If the compensation provided to an executive officer under his Change in Control Agreement would constitute a “parachute payment” within the meaning of Section 280G of the Code, then the amount of compensation payable under the executive officer’s Change in Control Agreement will be reduced to the extent necessary to avoid excise taxes under Section 4999 of the Code. Any reduction shall be made in accordance with Section 409A of the Code and the Treasury Regulations promulgated thereunder.

           Under each Change in Control Agreement, if an executive officer’s employment is terminated for “Cause” (as defined in the Change in Control Agreements) or if the executive officer voluntarily terminates his employment without “Good Reason” (as defined in the Change in Control Agreements), the Change in Control Agreement will terminate immediately and the executive officer will not be entitled to any compensation or benefits other than salary accrued through the date his employment terminated and benefits to which the executive officer is entitled under the terms of the Company’s (or any successor entity’s) benefit plans.

           If an executive officer dies or becomes permanently disabled during his employment, his Change in Control Agreement will terminate and the Company will have no further obligations to the executive officer under his Change in Control Agreement.  However, any compensation that becomes payable to an executive officer under his Change in Control Agreement prior to his death or permanent disability will continue to be paid to the executive officer or his designated beneficiary or estate, as appropriate.

The Change in Control Agreements require that any payment required to be delayed by Section 409A of the Code shall be delayed for a period of six months following the executive officer’s termination of employment and any payment(s) so delayed will be accumulated and paid in a single lump sum on the first day of the seventh month following the executive officer’s termination.

           The Change in Control Agreements do not require the executive officer to mitigate the amount of any compensation payable to him under the Change in Control Agreements by seeking other employment or otherwise.  The compensation payable to the executive officer under the Change in Control Agreement will not be reduced by any other compensation or benefits the executive officer earn or become entitled to receive after the termination of his employment with the Company or its successor and their subsidiaries.

           If a Change in Control occurs and the executive officer receives payments under his Change in Control Agreement, the executive officer will be prohibited from engaging in the following activities for two years following the termination of the executive officer’s employment with the Company or its successor:

•
providing financial or executive assistance to any person or entity located within 50 miles of the Company’s main office in Defiance, Ohio and engaged in the banking or financial services industry or any other activity engaged in by the Company on the date of the change in control;

•
directly or indirectly contacting, soliciting or inducing any of the customers or referral sources of the Company and its subsidiaries (who were customers or referral sources during the executive officer’s employment) to become a customer or referral source of another company; and

•
directly or indirectly soliciting, inducing or encouraging any of the employees of the Company or its successor and their subsidiaries (who were employees during the executive officer’s employment) to terminate their employment with the Company or its successor and their subsidiaries or to seek, obtain or accept employment with another company.

           The Change in Control Agreements also prohibit the executive officers from using or disclosing any material confidential information of the Company or its successor and their subsidiaries to any person other than an employee of the Company or its successor and their subsidiaries or a person to whom the disclosure is reasonably necessary or appropriate in connection with the executive officer’s duties to the Company or its successor and their subsidiaries.

In the event of a dispute between the Company and the executive officer regarding a Change in Control Agreement, the parties will submit the dispute to binding arbitration.  The Company and its subsidiaries will bear all costs associated with any disputes arising under the Change in Control Agreements, including reasonable accounting and legal fees incurred by the executive officer.

SERP Agreements

Effective March 1, 2006, the Company entered into SERP Agreements with Kenneth A. Joyce and Mark A. Klein.  The SERP Agreements for Mr. Joyce and Mr. Klein were subsequently amended and restated in December 2008 to comply with the requirements of Section 409A of the Code and the Treasury Regulations promulgated thereunder.  Effective April 21, 2010, the Company also entered into a SERP Agreement with Anthony V. Cosentino.

           Under the SERP Agreements, if the executive officer remains in the continuous employment of the Company until the executive officer’s “Retirement Date” (i.e., age 62 for Mr. Joyce and age 65 for Mr. Klein and Mr. Cosentino, unless shortened or extended by the Board), beginning on the first day of the month following the executive officer’s termination of employment after the Retirement Date, the executive officer will receive an annual benefit equal to 25% (Mr. Joyce), 20% (Mr. Klein), or 15% (Mr. Cosentino) of his “Annual Direct Salary” in equal monthly installments of 1/12th of the annual benefit for a period of 180 months.  “Annual Direct Salary” means the executive officer’s annualized base salary based on the highest base salary rate in effect for any pay period ending with or within the 36-month period preceding the termination of his employment.

If there is a “Change in Control” of the Company (as defined in the SERP Agreements) and the executive officer is terminated after such Change in Control, the executive officer will receive an annual benefit equal to 25% (Mr. Joyce), 20% (Mr. Klein), or 15% (Mr. Cosentino) of his Annual Direct Salary calculated as of the date of the change in control or the date the executive officer’s employment is terminated, whichever is higher.  The annual benefit will be paid in equal monthly installments of 1/12th of the annual benefit for a period of 180 months beginning on the first day of the month following the executive officer’s termination.  If the compensation provided to an executive officer under his SERP Agreement in connection with a Change in Control would constitute a “parachute payment” within the meaning of Section 280G of the Code, then the relevant portions of any separate Change in Control Agreement between the Company and the executive officer would apply.  If the Company and the executive officer are not parties to a separate Change in Control Agreement, the amount of compensation payable under the executive officer’s SERP Agreement will be reduced to the extent necessary to avoid excise taxes under Section 4999 of the Code. Any reduction shall be made in accordance with Section 409A of the Code and the Treasury Regulations promulgated thereunder.  “Change in Control” is defined in the SERP Agreements in the same manner as the Change in Control Agreements.

           If an executive officer voluntarily terminates his employment prior to the executive officer’s Retirement Date, the executive officer’s SERP Agreement will terminate immediately and the Company will pay the executive officer an early retirement benefit equal to:

•
For Mr. Joyce, 15% of his Annual Direct Salary if he terminates employment between age 55 and 60, 20% of his Annual Direct Salary if he terminates employment between age 60 and 62, and 25% of his Annual Direct Salary if he terminates employment at age 62;

•
For Mr. Klein, 10% of his Annual Direct Salary if he terminates employment between age 55 and 60, 15% of his Annual Direct Salary if he terminates employment between age 60 and 65, and 20% of his Annual Direct Salary if he terminates employment at age 65; or

•
For Mr. Cosentino, 5% of his Annual Direct Salary if he terminates employment between age 55 and 60, 10% of his Annual Direct Salary if he terminates employment between age 60 and 65, and 15% of his Annual Direct Salary if he terminates employment at age 65.

           The early retirement compensation described above will be paid beginning on the first day of the month following the executive officer’s termination in equal monthly installments of 1/12th of the annual benefit for a period of 180 months.  If the executive officer dies at any time prior to the executive officer’s Retirement Date while employed by the Company, the executive officer’s death will be treated as a termination prior to Retirement Date and the executive officer’s designated beneficiary or estate will receive an early retirement benefit as described above.  If the executive officer voluntarily terminates his employment prior to age 55 or if the executive officer is discharged for “Cause” (as defined in the SERP Agreements), the executive officer will not be entitled to any compensation under his SERP Agreement.

           If an executive officer dies or becomes permanently disabled during his employment, the executive officer’s SERP Agreement will terminate and the Company will have no further obligations to the executive officer under the SERP Agreement.  However, any compensation that becomes payable to an executive officer under his SERP Agreement prior to the executive officer’s death or permanent disability (i.e., compensation arising from termination on or after Retirement Date, prior to Retirement Date or following a Change in Control) will continue to be paid to the executive officer or the executive officer’s designated beneficiary or estate, as appropriate.

The SERP Agreements require that any payment required to be delayed by Section 409A of the Code shall be delayed for a period of six months following the executive officer’s termination of employment and any payment(s) so delayed will be accumulated and paid in a single lump sum on the first day of the seventh month following the executive officer’s termination.

           The SERP Agreements do not require the executive officers to mitigate the amount of any compensation payable to them under the SERP Agreements by seeking other employment or otherwise.  The compensation payable to the executive officers under the SERP Agreements will not be reduced by any other compensation or benefits the executive officers earn or become entitled to receive after the termination of their employment with the Company and its subsidiaries.

           During the term of the SERP Agreements and for a period of two years thereafter, the executive officers are prohibited from:

•
providing financial or executive assistance to any person or entity located within 50 miles of the Company’s main office in Defiance, Ohio and engaged in the banking or financial services industry or any other activity engaged in by the Company or its subsidiaries at the beginning of the non-competition period;

•
directly or indirectly contacting, soliciting or inducing any of the customers or referral sources of the Company and its subsidiaries (who were customers or referral sources during the executive officer’s employment with the Company) to become a customer or referral source of another company; and

•
directly or indirectly contacting, soliciting or inducing any of the employees of the Company and its subsidiaries (who were employees during the executive officer’s employment) to terminate their employment with the Company or its subsidiaries or to seek, obtain or accept employment with another company.

           The SERP Agreements also prohibit the executive officers from using or disclosing any material confidential information of the Company and its subsidiaries to any person other than an employee of the Company or its subsidiaries or a person to whom the disclosure is reasonably necessary or appropriate in connection with the executive officer’s duties to the Company and its subsidiaries.

           In the event of a dispute between the Company and the executive officer regarding a SERP Agreement, the parties will submit the dispute to binding arbitration.  The Company and its subsidiaries will bear all costs associated with any disputes arising under the SERP Agreements, including reasonable accounting and legal fees incurred by the executive officer.

           As a result of Mr. Joyce’s retirement from the Company in 2010 at age 62, Mr. Joyce became entitled to benefits under his SERP Agreement, with payments commencing after January 1, 2011, equal to 25% of his Annual Direct Salary (payable in monthly installments of 1/12th of the annual benefit).

Employment Agreement

           The Company entered into the Employment Agreement with Mark A. Klein on July 30, 2010.  Under the Employment Agreement, Mr. Klein is employed as the Chief Executive Officer of the Company and will perform any duties assigned to him from time to time by the Board.  Mr. Klein must devote his full time and attention to the Company’s business, and he may not engage in any activities which compete with activities of the Company or its subsidiaries.  Mr. Klein is also prohibited from serving any company which competes with the Company or its subsidiaries.

Term.  The term of the Employment Agreement runs from July 30, 2010 to July 30, 2013, but the term will be automatically extended for an additional one year period, unless the Employer or the Executive provides the other party not less than 180 days prior written notice that the term shall not be so extended.

Compensation.  During the term of the Employment Agreement, Mr. Klein will be paid an annual base salary of $219,000 or a higher amount set by the Company.  Mr. Klein is also entitled to:

•	receive bonuses from time to time as the Company, in its sole discretion, deems appropriate;

•	receive paid vacation time in accordance with policies established by the Board;

•
participate in any of the Company’s employee benefit plans (provided that the Company may not change any of its employee benefits in any way that would adversely affect Mr. Klein, unless the change would apply to all of the Company’s executive officers and would not affect Mr. Klein disproportionately);

•	receive prompt reimbursement for all reasonable business expenses he incurs in accordance with the policies and procedures established by the Board;

•	use of a vehicle provided by the Company; and

•	receive any liability insurance coverage covering directors and officers of the Company.

Termination Resulting from Disability or Death.  If Mr. Klein dies or becomes permanently disabled during his employment, the Employment Agreement will terminate and the Company will have no further obligations to Mr. Klein under the Employment Agreement.  However, any compensation that becomes payable to Mr. Klein under the Employment Agreement prior to his death or permanent disability will continue to be paid to Mr. Klein or his designated beneficiary or estate, as appropriate.

Termination for “Cause” or Without “Good Reason”.  If Mr. Klein’s employment is terminated by the Board for “Cause” or by Mr. Klein without “Good Reason,” the Employment Agreement (and all of Mr. Klein’s rights under the Employment Agreement) will terminate automatically.  If Mr. Klein’s employment is terminated other than for Cause and the Company subsequently learns that Mr. Klein actively concealed conduct that would have entitled the Company to terminate his employment for Cause, the Company may recover any amounts paid to Mr. Klein (or his beneficiaries) under the Employment Agreement in connection with the termination of his employment.  “Cause” is defined in the Employment Agreement to include:

•	the willful failure to substantially perform job duties;

•	willfully engaging in misconduct injurious to the Company;

•	dishonesty, insubordination or gross negligence in the performance of duties;

•	breach of a fiduciary duty involving personal gain or profit;

•	any violation of any law, rule or regulation governing public companies, banks or bank officers or any regulatory enforcement actions issued by a regulatory authority against the executive;

•	conduct which brings public discredit to the Company;

•	conviction of, or plea of guilty or nolo contendere to, a felony, crime of falsehood or a crime involving moral turpitude, or actual incarceration for a period of 20 consecutive days or more;

•	unlawful discrimination or harassment affecting the Company’s employees, customers, business associates, contractors or visitors;

•	theft or abuse of the Company’s property or the property of the Company’s customers, employees, contractors, vendors or business associates;

•	the recommendation of a state or federal bank regulatory authority to remove the executive from his position with the Company;

•	willful failure to follow the good faith, lawful instructions of the Company’s Board;

•	material breach by the executive of any contract or agreement with the Company; or

•	unauthorized disclosure of the Company’s trade secrets or confidential information.

Termination by the Company Without “Cause” or by Mr. Klein for “Good Reason”.  If Mr. Klein’s employment is terminated by the Company without Cause or by Mr. Klein with “Good Reason” (and such termination does not occur in connection with a “Change in Control” as defined below), the Company will:

•	pay all accrued obligations and continue to pay Mr. Klein his base salary in effect on the date of his termination of employment for two years following the date of his termination; and

•
provide Mr. Klein and his family (if he elected family coverage prior to the termination of his employment) with continued group health, dental and vision insurance coverage without cost to the executive for a period of one year.

“Good Reason” is defined in the Employment Agreement to include:

•	the assignment of duties and responsibilities inconsistent with Mr. Klein’s status as Chief Executive Officer;

•	requiring Mr. Klein to move his office more than 50 miles from the location of the Company’s principal office in Defiance, Ohio;

•	reducing Mr. Klein’s annual base salary (except for reductions resulting from a national financial depression or bank emergency and implemented for all of the Company’s senior management);

•	requiring that Mr. Klein report to a corporate officer or employee instead of reporting directly to the Board;

•	the failure of any successor of the Company to assume the Company’s obligations under the Employment Agreement; and

•	any material breach of the Employment Agreement by the Company or unsuccessful attempt to terminate Mr. Klein for Cause.

           If a termination of Mr. Klein’s employment under the circumstances described above had occurred on December 31, 2010, Mr. Klein would have been entitled to continue to receive his base salary of $219,000 for two years following the date of termination.  It would begin to be paid to Mr. Klein within 60 days following the date of termination and would be payable in accordance with the Company’s normal payroll practices.  In addition, Mr. Klein (and his family) would have been entitled to receive continued group health, dental and vision insurance coverage for a period of one year following termination, at an annual cost to the Company of approximately $18,000.

Termination in Connection With a Change in Control.  In the event of a Change of Control of the Company, the respective rights and obligations will be pursuant to the terms of Mr. Klein’s separate Change of Control agreement. If Mr. Klein becomes entitled to receive payments or benefits under the separate Change of Control agreement, then Mr. Klein would not be entitled to receive payments under the Employment Agreement for termination without Cause or for Good Reason.

No Mitigation.  The Employment Agreement does not require Mr. Klein to mitigate the amount of any compensation payable to him by seeking other employment or otherwise.  The compensation payable to Mr. Klein under the Employment Agreement will not be reduced by any other compensation or benefits he earns or becomes entitled to receive after the termination of his employment with the Company or its successor and their subsidiaries.

Six Month Payment Delay.  The Employment Agreement requires that any payment required to be delayed by Section 409A of the Code shall be delayed for a period of six months following the executive officer’s termination of employment and any payment(s) so delayed will be accumulated and paid in a single lump sum on the first day of the seventh month following the executive officer’s termination.

Non-Compete. If Mr. Klein receives compensation under his Employment Agreement in connection with the termination of his employment, he will be prohibited from engaging in the following activities for one year following the termination of his employment:

•
providing financial or executive assistance to any person or entity located within 50 miles of the Company’s main office in Defiance, Ohio and engaged in the banking or financial services industry or any other activity engaged in by the Company or its subsidiaries on the date of his termination;

•
directly or indirectly contacting, soliciting or inducing any of the customers or referral sources of the Company and its subsidiaries (who were customers or referral sources during the executive officer’s employment) to become a customer or referral source of another company; and

•
directly or indirectly soliciting, inducing or encouraging any of the employees of the Company or its successor and their subsidiaries (who were employees during the executive officer’s employment) to terminate their employment with the Company or its successor and their subsidiaries or to seek, obtain or accept employment with another company.

           The Employment Agreement also prohibits Mr. Klein from using or disclosing any material confidential information of the Company or its successor and their subsidiaries to any person other than an employee of the Company or its successor and their subsidiaries or a person to whom the disclosure is reasonably necessary or appropriate in connection with his duties to the Company or its successor and their subsidiaries.

Disputes. In the event of a dispute between the Company and Mr. Klein regarding the Employment Agreement, the parties will submit the dispute to binding arbitration.  The Company and Mr. Klein will bear their own costs of arbitration, but will share the cost of the arbitrator equally.  If Mr. Klein prevails in the arbitration, the Company will reimburse Mr. Klein reasonable costs of arbitration including reimbursement of reasonable attorney’s fees.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board.  In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board.

Cash Compensation Paid to Board Members

Each director of the Company who is not an employee of the Company or one of its subsidiaries (a “non-employee director”) currently receives an annual cash retainer in the amount of $9,000, which is paid in twelve monthly installments of $750 each.  The Chairman of the Board (currently Richard L. Hardgrove) receives an additional annual cash retainer of $15,000, which is paid in twelve monthly installments of $1,250 each.  Each non-employee director also receives an annual cash retainer of $1,000 for each committee of the Board on which he or she serves, except that the member of the Audit Committee designated as the “audit committee financial expert” (currently Gaylyn J. Finn) receives an annual cash retainer of $6,000.  Each non-employee director also receives an additional $300 for each Board meeting attended and $300 for each meeting of a committee of the Board attended.

Certain non-employee directors of the Company also serve on the board of directors of one or more of the Company’s subsidiaries, and receive an annual cash retainer for such service as well as fees for attendance at meetings of the board of directors of the appropriate Company subsidiary (and committees of that board).

Stock Options

From time to time, non-employee directors of the Company have been granted nonqualified stock options to purchase Common Shares of the Company.  These options are granted at the discretion of the Compensation Committee, subject to the approval of the full Board.  There were 25,000 nonqualified stock options granted to non-employee directors during the 2010 fiscal year.

Rurban Financial Corp. Plan to Allow Directors to Elect to Defer Compensation

           On March 12, 1997, the Board adopted the Rurban Financial Corp. Plan to Allow Directors to Elect to Defer Compensation (the “Deferred Compensation Plan”). The purpose of the Deferred Compensation Plan is to advance the interests of the Company and its shareholders by allowing the directors of the Company and/or its subsidiaries an opportunity to elect to defer payment of all or a portion of their compensation received for their services as directors.  The Deferred Compensation Plan is separate from the Deferral Plan, which also allows directors of the Company, State Bank and RDSI to defer all or a portion of their annual compensation.

           The Deferred Compensation Plan is administered by the Board.  Subject to the express provisions of the Deferred Compensation Plan, the Board has sole discretion and authority to determine from time to time the individuals that are eligible to participate in the plan.

           Each non-employee director of the Company and its subsidiaries is eligible to participate in the Deferred Compensation Plan by electing to defer the receipt of all or a portion of the compensation to be received by the director or otherwise payable to him or her during any calendar year.  At the time that a director first elects to defer compensation, the Company will establish an account (“Account”) in the director’s name to which all of the director’s deferred compensation will be credited.  At the end of each calendar year, the directors’ Account will be credited with an amount of interest equal to the rate determined by the Board for that year.

           In the event that a director’s service to the Company or any of its subsidiaries is terminated for any reason, the director will be entitled to receive a distribution (a “Distribution”) from the Company for the amount of deferred compensation and accrued interest then credited to such director’s Account.  A Distribution to a director for the amount credited to such director’s Account may be made in cash either in a lump sum or in approximately equal annual installments over a period of ten years.  Each director will be allowed to suggest his or her preferred method of Distribution; however, the Board has the ultimate discretion in determining the actual method of Distribution.  If a director receives a Distribution from the Deferred Compensation Plan in installments, the director will, each year, earn interest on any undistributed amounts credited to such director’s Account as of the last day of each calendar year at a rate equal to the prime rate offered by the Company on the first day of that year.  Any Distribution received by a director under the Deferred Compensation Plan will be treated as ordinary income for federal income tax purposes at the time that the director receives the Distribution.

           The Board may amend or terminate the Deferred Compensation Plan at any time, without the consent of any director of the Company or its subsidiaries.

Other Director Benefits

Additional life insurance is provided to certain directors of the Company through BOLI policies.  By way of separate split-dollar agreements, the BOLI policy interests are divided between State Bank and the insureds’ beneficiaries.  With respect to each BOLI policy, State Bank owns the cash surrender value and a portion of the net death benefit, over and above the death benefit assigned to the insureds’ beneficiaries.  The cash surrender value of the Company’s BOLI policies totaled approximately $13,211,247 at December 31, 2010.  As of December 31, 2010, the beneficiaries of Robert A. Fawcett, Jr. were entitled to receive a benefit of $226,060, under the Company’s BOLI policies.

Directors are also entitled to receive reimbursement for reasonable expenses incurred while serving in the capacity as a director of the Company or its subsidiaries.  Expenses subject to reimbursement include, without limitation, expenses incurred in connection with attending continuing education seminars and programs (including tuition, travel, lodging and meals, as applicable).

Director Compensation for 2010 Fiscal Year

The table below summarizes the compensation awarded or paid to, or earned by, each of the non-employee directors of the Company during the 2010 fiscal year.  No director who is also an employee of the Company or one of its subsidiaries receives compensation for his service as a director or as a committee member of the Company or any of its subsidiaries.  As a result, the compensation of Mark A. Klein and Kenneth A. Joyce, who each served as an executive officer and also as a director of the Company or one or more of its subsidiaries during the 2010 fiscal year, is not included in the table below but is disclosed instead in the Summary Compensation Table on page 26 of this proxy statement.

Director Compensation Table for 2010 Fiscal Year

(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)
	Fees Earned or Paid in Cash		Stock Awards	Option Awards	Non-Equity Incentive Plan Comp.	Change in Pension Value and Nonqualified Deferred Comp. Earnings	All Other Comp.	Total
Name	($)		($)	($) (1)	($)	($)	($) (2)	($)

Thomas A. Buis	$27,200	(3)	—	$9,705	—	—	—	$36,905
Thomas M. Callan	$18,100	(4)	—	$743	—	—	$261	$19,104
John R. Compo	$16,575	(5)	—	$1,044	—	—	$298	$17,917
Robert A. Fawcett, Jr.	$29,600	(6)	—	$3,456	—	—	$501	$33,557
Gaylyn J. Finn	$25,875	(7)	—	—	—	—	—	$25,875
Richard L. Hardgrove	$71,325	(8)	—	$9,705	—	—	—	$81,030
Rita A. Kissner	$32,200	(9)	—	$5,004	—	—	—	$37,204
Thomas L. Sauer	$24,850	(10)	—	$5,004	—	—	—	$29,854
Timothy J. Stolly	$9,150	(11)	—	$329	—	—	—	$9,479
Steven D. VanDemark	$38,875	(12)	—	$1,392	—	—	$130	$40,397
J. Michael Walz	$30,150	(13)	—	$1.044	—	—	$298	$31,492

(1)
The amounts shown in column (d) reflect the expense recognized for financial statement reporting purposes, for the 2010 fiscal year, with respect to nonqualified stock options granted to each non-employee director.  The amounts are calculated in accordance with SFAS 123R and also include amounts expensed in each fiscal year with respect to awards granted to each non-employee director in prior fiscal years.

As of December 31, 2010, the aggregate number of Common Shares of the Company underlying outstanding stock options held by each non-employee director was as follows:  Thomas A. Buis – 13,194; Thomas M. Callan – 7,441; John R. Compo – 6,587; Robert A. Fawcett, Jr. – 12,646; Richard L. Hardgrove – 11,000; Rita A. Kissner – 10,000; Thomas L. Sauer – 10,000; Timothy J. Stolly – 500; Steven D. VanDemark – 12,116; and J. Michael Walz – 6,587.  The options awarded to Mr. Buis and Mr. Hardgrove on February 17, 2010 were fully vested and expensed in 2010 due to their age (+70).

(2)	The amounts shown in column (g) reflect premiums paid by the Company on the split-dollar BOLI policies described above allocable to the death benefit assigned to each director’s beneficiaries.

(3)
Aggregate fees earned by or paid to Mr. Buis included (a) $17,000 in fees for service on the Board and committees of the Company and (b) $10,200 in fees for service on the Board of Directors and committees of State Bank.

(4)
Aggregate fees earned by or paid to Mr. Callan included (a) $12,050 in fees for service on the Board and committees of the Company and (b) $6,050 in fees for service on the Board of Directors and committees of State Bank.  Mr. Callan deferred 100% of his fees earned for the 2010 fiscal year under the Deferral Plan.

(5)
Aggregate fees earned by or paid to Mr. Compo included (a) $10,150 in fees for service on the Board and committees of the Company and (b) $6,425 in fees for service on the Board of Directors and committees of State Bank.

(6)
Aggregate fees earned by or paid to Mr. Fawcett included (a) $18,500 in fees for service on the Board and committees of the Company and (b) $11,100 in fees for service on the Board of Directors and committees of State Bank.

(7)
Aggregate fees earned by and paid to Mr. Finn included (a) $16,250 in fees for service on the Board and committees of the Company and (b) $9,625 in fees for service on the Board of Directors and committees of State Bank.

(8)
Aggregate fees earned by or paid to Mr. Hardgrove included (a) $29,450 in fees for service on the Board and committees of the Company, (b) $13,875 in fees for service on the Board of Directors and committees of State Bank and (c) $28,000 for service on the Board of Directors of RDSI.

(9)
Aggregate fees earned by or paid to Ms. Kissner included (a) $16,300 in fees for service on the Board and committees of the Company (b) $12,600 in fees for service on the Board of Directors and committees of State Bank and (c) $3,300 for service on the Board of Directors of RDSI.

(10)
Aggregate fees earned by or paid to Mr. Sauer included (a) $14,200 in fees for service on the Board and committees of the Company (b) $10,050 in fees for service on the Board of Directors and committees of State Bank and (c) $600 in fees for service on the RFS Investment Committee.

(11)
Aggregate fees earned by or paid to Mr. Stolly included (a) $5,500 in fees for service on the Board and committees of the Company and (b) $3,650 in fees for service on the Board of Directors and committees of State Bank.

(12)
Aggregate fees earned by or paid to Mr. VanDemark included (a) $20,500 in fees for service on the Board and committees of the Company, (b) $8,075 in fees for service on the Board of Directors and committees of State Bank, and (c) $10,300 for service on the Board of Directors of RDSI.

(13)
Aggregate fees earned by or paid to Mr. Walz included (a) $11,750 in fees for service on the Board and committees of the Company, (b) $6,500 in fees for service on the Board of Directors and committees of State Bank, (c) $10,300 in fees for service on the Board of Directors of RDSI, and (d) $1,600 in fees for service on the RFS Investment Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the only persons known to the Company to own beneficially more than 5% of the outstanding Common Shares of the Company as of the Record Date.

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Common Shares Outstanding

The State Bank and Trust Company (1) 401 Clinton Street Defiance, Ohio 43512	469,108	9.65%

Phronesis Partners, L.P. (2) James Wiggins 130 East Chestnut Street, Suite 403 Columbus, OH 43215	333,782	6.87%

(1)
As reported in Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2011.  All Common Shares reflected in the table are held by Reliance Financial Services, a division of The State Bank and Trust Company, as Trustee.  A total of 520,929 of the Common Shares are held as Trustee for the Rurban ESOP.  Pursuant to the ESOP, the Trustee has the power to vote in its sole discretion all ESOP shares that have not been allocated to the accounts of participants.  As of March 10, 2011, a total of 69,208 Common Shares had not been allocated to participants in the Rurban ESOP.  The Trustee is permitted to dispose of shares held in the Rurban ESOP only under limited circumstances specified in the Rurban ESOP or by law.  In addition to the shares held as Trustee of the Rurban ESOP, Reliance Financial Services also has sole voting power and sole dispositive power with respect to 24,118 Common Shares, respectively.

(2)	As reported in Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2011.

The following table sets forth information concerning the beneficial ownership of Common Shares of the Company, as of the Record Date, by each current director of the Company, by each individual nominated for election as a director of the Company, by each named executive officer of the Company, and by all executive officers and directors of the Company as a group:

	Amount and Nature of Beneficial Ownership (1)
Name of Beneficial Owner (2)	Common Shares Held as of the Record Date		Common Shares Which Can Be Acquired Upon Exercise of Options Currently Exercisable or Options First Becoming Exercisable Within 60 Days of the Record Date	Total	Percent of Class (3)

Thomas A. Buis	7,364	(6)	13,194	20,558	(5)
Anthony V. Cosentino	354	(7)	—	354	(5)
Jonathan R. Gathman (4)	5,458		1,350	6,808	(5)
Robert A. Fawcett, Jr.	10,959	(8)	6,587	17,546	(5)
Gaylyn J. Finn	7,196		—	7,196	(5)
Richard L. Hardgrove	6,800		11,000	17,800	(5)
Kenneth A. Joyce (4)	29,274	(9)	—	29,274	(5)
Rita A. Kissner	5,924		3,000	8,924	(5)
Mark A. Klein (4)	10,934		13,000	23,934	(5)
Thomas L. Sauer	23,825	(10)	3,000	26,825	(5)
Timothy J. Stolly	1,646		300	1,946	(5)
All executive officers and directors as a group (11 persons)	109,734		51,431	161,165	3.31%

(1)
Unless otherwise noted, the beneficial owner has sole voting and investment power with respect to all of the Common Shares reflected in the table.  All fractional Common Shares have been rounded to the nearest whole Common Share.

(2)
The mailing address of each of the current executive officers and directors of the Company is 401 Clinton Street, Defiance, Ohio  43512.  The mailing address of the Trustee of the Rurban ESOP is The State Bank and Trust Company, 401 Clinton Street, Defiance, Ohio  43512.

(3)
The Percent of Class is based upon the sum of (a) 4,861,779 Common Shares outstanding on the Record Date and (b) the number of Common Shares, if any, as to which the named person or group has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or will become exercisable within 60 days after the Record Date.

(4)
Individual named in the Summary Compensation Table.  Mr. Klein also serves as a director of the Company.  Mr. Joyce served as Executive Vice Chairman and as a director of the Company during 2010 until his retirement on June 9, 2010.

(5)	Reflects ownership of less than 1% of the outstanding Common Shares of the Company.

(6)	Includes 2,058 Common Shares held in the name of Mr. Buis’ wife, as to which she exercises sole voting and investment power.

(7)	Includes 200 Common Shares held in the names of Mr. Cosentino’s children for which Mr. Cosentino is custodian.

(8)
Includes 7,511 Common Shares held by the Robert A. Fawcett Jr. Trust, as to which Mr. Fawcett exercises sole voting and investment power and 3,448 Common Shares held by the Brenda C. Fawcett Trust, as to which Mr. Fawcett’s wife exercises sole voting and investment power.

(9)
Includes 150 Common Shares held in the name of Mr. Joyce’s son, for which Mr. Joyce is custodian; and 9,594 Common Shares held for the account of Mr. Joyce in the Rurban ESOP.  Does not include 588 Common Shares held in an IRA in the name of Mr. Joyce’s wife to which she has sole voting power.

(10)
Includes 17,995 shares held jointly by Mr. Sauer, his wife and Sheep Inc., as to which Mr. Sauer and his wife exercise shared voting and investment power; and 5,830 shares held jointly by Mr. Sauer and his wife, as to which Mr. Sauer exercises shared voting and investment power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company’s knowledge, based solely on a review of the reports furnished to the Company and written representations that no other reports were required, during the 2010 fiscal year, all filing requirements applicable to officers, directors and beneficial owners of more than 10% of the outstanding Common Shares of the Company under Section 16(a) of the Exchange Act were complied with.

TRANSACTIONS WITH RELATED PERSONS

The Governance and Nominating Committee is responsible, pursuant to its Charter, for reviewing and approving any transaction between the Company and any director or officer of the Company or members of their immediate family or entities with which they are affiliated.  On an annual basis, each director and executive officer is obligated to complete a “Director and Officer Questionnaire” which requires the director or executive to disclose any related party transactions or business relationships involving the Company or its subsidiaries which are required to be disclosed pursuant to Item 404 of SEC Regulation S-K.  In addition, the Company’s Code of Conduct and Ethics prohibits the Company’s directors, executive officers and employees from self-dealing or otherwise trading on their positions with the Company or accepting, from anyone doing or seeking to do business with the Company, a business opportunity not available to other persons or that is made available because of the person’s position with the Company.  The Code of Conduct and Ethics requires all directors, officers and employees to disclose all potential and actual conflicts of interest, including those in which they have been inadvertently placed due to either business or personal relationships with customers, suppliers, business associates, or competitors of the Company or its subsidiaries.  Conflicts or potential conflicts of interest which are disclosed by a director, officer or employee of the Company are referred to and resolved by the Company’s Risk Management Officer, with the approval of the Governance and Nominating Committee of the Board.

           During the 2010 and 2009 fiscal years, executive officers and directors of the Company, members of their immediate families and corporations or organizations with which they are affiliated entered into banking transactions with the Company’s subsidiary, State Bank, in the ordinary course of business and in compliance with applicable federal and state laws and regulations.  It is expected that similar transactions will be entered into in the future.  Loans to such persons have been made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or its subsidiaries and in compliance with Federal Reserve Board Regulation O and comparable laws of the State of Ohio.  These loans have been, and are presently, subject to no more than a normal risk of uncollectibility and present no other unfavorable features.  The aggregate amount of loans (including undrawn lines of credit) outstanding to directors and executive officers of the Company and their associates as a group was $503,492 at December 31, 2010 and $2,852,055 at December 31, 2009.  In addition, the aggregate amount of loans (including undrawn lines of credit) outstanding to the individuals then serving as directors and executive officers of the Company’s subsidiaries, who were not also directors or executive officers of the Company, totaled $125,400 at December 31, 2010 and $246,612 at December 31, 2009.  As of the date of this proxy statement, all of the loans described in this paragraph were performing loans.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              The appointment of the Company’s independent registered public accounting firm is made annually by the Audit Committee.  The Audit Committee has appointed BKD, LLP (“BKD”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  The Audit Committee and the Board have decided to submit the appointment of BKD to the shareholders for ratification as a matter of good corporate governance and because of the important role of the Company’s independent registered public accounting firm in reviewing the quality and integrity of the Company’s financial statements.

              BKD has served as the Company’s independent auditor/independent registered public accounting firm since November 2002, and BKD audited the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2010.  The Company expects that representatives of BKD will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

              The affirmative vote of a majority of the Common Shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to ratify the appointment of BKD as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  The effect of an abstention is the same as a vote “AGAINST”.  Even if the appointment of BKD is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of BKD and to engage another firm if the Audit Committee determines such action is necessary or desirable.  If the appointment of BKD is not ratified by the shareholders, the Audit Committee will reconsider the appointment (but may nonetheless, in its discretion, decide to maintain the appointment).

THE AUDIT COMMITTEE AND YOUR BOARD UNANIMOUSLY
RECOMMEND THAT SHAREHOLDERS VOTE FOR
THE RATIFICATION OF THE APPOINTMENT OF BKD, LLP

AUDIT COMMITTEE DISCLOSURE

Role of the Audit Committee

           The Audit Committee assists the Board in fulfilling its responsibility for the oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.  The Audit Committee is comprised solely of independent directors.  The specific responsibilities of the Audit Committee are set forth in the Audit Committee Charter and described under the heading “MEETINGS AND COMMITTEES OF THE BOARD–Committees of the Board–Audit Committee” beginning on page 15 of this proxy statement.

            Management is responsible for the Company’s consolidated financial statements and the accounting and financial reporting processes of the Company, including the establishment and maintenance of adequate internal controls over financial reporting.  The Company’s independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing its report on the Company’s consolidated financial statements.

Pre-Approval of Services Performed by Independent Registered Public Accounting Firm

Under applicable SEC rules, the Audit Committee is required to pre-approve all audit and non-audit services performed by the Company’s independent registered public accounting firm in order to assure that they do not impair the independent registered public accounting firm’s independence from the Company.  The SEC’s rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.  Accordingly, the Audit Committee pre-approves all audit and permitted non-audit services proposed to be provided by the Company’s independent registered public accounting firm.

The pre-approval of audit and non-audit services and fees of the independent registered public accounting firm may be documented by a member of the Audit Committee signing annual or periodic engagement letters that define in general terms the type of services to be provided and the range of fees that are considered acceptable for such services, or as otherwise documented in the minutes of the Audit Committee meetings.  The actual compensation paid to the independent registered public accounting firm for all such pre-approved services and fees is reported to the Audit Committee on at least a quarterly basis.  All services rendered by BKD during the 2010 fiscal year were pre-approved by the Audit Committee.

Services of Independent Registered Public Accounting Firm for 2010 Fiscal Year

During the fiscal years ended December 31, 2010 and 2009, the Company paid the following amounts to BKD for audit, audit-related, tax and other services rendered:

	2010	2009

Audit Fees (1)	$138,900	$127,210
Audit-Related Fees (2)	103,865	77,100
Tax Fees (3)	27,000	35,850
All Other Fees	—	—
TOTAL	$269,765	$240,160

(1)
Audit fees consist of fees for the audit of the Company’s annual financial statements, review of interim condensed financial statements included in the Company’s Quarterly Reports on Form 10-Q, audit procedures with respect to acquisitions, and services in connection with statutory and regulatory filings including annual reports on Form 10-K and registration statements on Form S-4.

(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.  These services include consultations concerning financial and reporting matters, audit procedures, RDSI stand-alone audits for 2009 and 2008 and review of Form 10.  For 2010, Audit-Related Fees also included $28,100 for additional services relating to Single Source™ conversion issues for SAS 100 review and $10,295 for additional services relating to asset impairment issues for SAS 100 review.

(3)	Tax fees consist of fees for tax return preparation services and tax planning advice.

AUDIT COMMITTEE REPORT

In fulfilling its oversight responsibilities with respect to the Company’s audited financial statements for the year ended December 31, 2010, the Audit Committee:

•	reviewed and discussed the Company’s audited financial statements with management;

•
discussed with BKD, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
received the written disclosures and the letter from BKD, the Company’s independent registered public accounting firm, required by applicable requirements of the Public Company Accounting Oversight Board regarding BKD’s communications with the Audit Committee concerning independence, and discussed with BKD its independence.

           Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

THE AUDIT COMMITTEE

Rita A. Kissner, Chairperson
Robert A. Fawcett, Jr.
Gaylyn J. Finn
Timothy J. Stolly

PROPOSAL NO. 3

ADOPTION OF AMENDMENT TO ARTICLE FOURTH
OF THE COMPANY’S CURRENT AMENDED ARTICLES OF INCORPORATION
TO AUTHORIZE THE COMPANY TO ISSUE
UP TO 200,000 PREFERRED SHARES

General

Under the Company’s Amended Articles of Incorporation (the “Articles”), the Company has authority to issues Common Shares but does not have the authority to issue preferred shares.  If the shareholders adopt the proposed amendment to Article FOURTH of the Articles, the Company will be authorized to issue up to 200,000 preferred shares, each without par value (collectively, the “Preferred Shares”).  The Board will be authorized to provide for the issuance of one or more series of Preferred Shares and, in connection with the creation of any such series, to adopt one or more amendments to the Articles determining, in whole or in part, the express terms of any such series to the fullest extent permitted under Ohio law.  As such, the Preferred Shares would be available for issuance without further action by the Company’s shareholders, except as may be required by applicable law or pursuant to the rules of NASDAQ.

Reasons for Adoption of the Proposed Amendment

The primary objective of the proposed amendment to Article FOURTH of the Articles is to enable the Company to participate in the $30 billion Small Business Lending Fund (the “SBLF”) appropriated to the United States Department of the Treasury (“Treasury”) under the Small Business Jobs Act of 2010.   On January 31, 2011, the Company submitted to Treasury an application to participate in the SBLF.  The Company proposed in its application to sell up to $21,500,000 of senior preferred shares to Treasury, which amount represents 4.9% of the Company’s total consolidated risk-weighted assets of $437,812,000 as of December 31, 2010.   The Company’s application was pending as of the date of this proxy statement.

The Board believes it is advisable to take advantage of the SBLF to raise additional capital to ensure that, during these uncertain economic times, the Company and its subsidiaries are well-positioned to support existing operations as well as anticipated future growth.  Because the Company is not currently authorized under its Articles to issue the requisite senior preferred shares to Treasury, it is necessary for the Company to amend its Articles to authorize the issuance of Preferred Shares before it may participate in the SBLF.  However, even if the proposed amendment to the Articles is adopted, there can be no assurance that Treasury will approve the Company’s participation in the SBLF or that the Company will ultimately proceed with such participation if approved by Treasury.   Treasury’s approval of the Company’s application will not legally bind the Company to actually participate in the SBLF.  As of the date of this proxy statement, however, it is the Company’s intention to proceed in participating in the SBLF if and when approved by Treasury.

The Board also believes that the proposed amendment to Article FOURTH of the Articles to authorize the issuance of the Preferred Shares is advisable and in the best interests of the Company and the shareholders for additional reasons.  The authorization of the Preferred Shares would permit the Board to issue such Preferred Shares without shareholder approval or delay and, thereby, provide the Company with maximum flexibility in structuring acquisitions, joint ventures, strategic alliances, capital-raising transactions and for other corporate purposes.  The Preferred Shares would enable the Company to respond promptly to and take advantage of market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special meeting of shareholders to approve a contemplated issuance of shares.  The Board believes that this will also help to reduce costs because it will not have to seek additional shareholder approval to issue the preferred shares unless it is required to obtain shareholder approval for the transaction under applicable law or the rules of NASDAQ.

Terms of the SBLF

The purpose of the SBLF is to provide capital and incentives to eligible financial institutions to increase small business lending throughout the communities they serve.   The SBLF is a distinct and separate program from the Troubled Asset Relief Program (“TARP”) initiated by Treasury under the Emergency Economic Stabilization Act of 2008.  As such, institutions receiving SBLF investments will not be treated as TARP participants.

Under the SBLF, Treasury will purchase up to $30 billion of senior preferred shares on standardized terms from eligible financial institutions.   These eligible financial institutions can generally apply to issue senior preferred shares to Treasury in aggregate amounts between 1% and 5% of the institution’s risk-weighted assets as reported in the institution’s most recent call report as of the date the institution submits its SBLF application.

On January 31, 2011, the Company applied for an investment by Treasury of $21,500,000, representing 4.9% of the Company’s total consolidated risk-weighted assets of $437,812,000 as of December 31, 2010.  The Company’s application was pending as of the date of this proxy statement.  If the Company receives preliminary approval by Treasury to participate in the SBLF, the Company would then have to satisfy all requirements for participation and complete the issuance of the senior preferred shares to Treasury before receiving the capital investment.

If the Company participates in the SBLF, Treasury would purchase from the Company senior perpetual noncumulative preferred shares with a liquidation preference of $1,000 per share (the “Senior Preferred Shares”).  Based upon the $21,500,000 investment amount proposed in the Company’s SBLF application, the Company would issue 21,500 Senior Preferred Shares to Treasury.  The Senior Preferred Shares would constitute Tier 1 capital and would rank senior to the Company’s Common Shares.  As required under the SBLF, the Company would contribute at least 90% of the investment amount, or at least $19,350,000, to State Bank.

The Company would be required to pay noncumulative dividends on the Senior Preferred Shares quarterly in arrears.  The rate of the dividend that the Company would pay for a given quarter would be based on the extent in which the Company’s qualified small business lending (“QSBL”) increased during such quarter over a baseline QSBL level equal to the quarterly average of the Company’s QSBL for the four quarters ending June 30, 2010 (the “QSBL Baseline”). Under the SBLF, “QSBL” is defined to include the following types of loans: (a) commercial and industrial loans; (b) owner-occupied nonfarm, nonresidential real estate loans; (c) loans to finance agricultural production and other loans to farmers; and (d) loans secured by farmland.  Excluded from these types of loans, however, and therefore excluded from the calculation of QSBL, are (i) any loan or group of loans to the same borrower and its affiliates with an original principal or commitment amount greater than $10 million; (ii) loans to borrowers who have (or whose ultimate parent company has) more than $50 million in revenues during the most recent fiscal year ended as of the date of loan origination; (iii) the portion of any loans guaranteed by the U.S. Small Business Administration, any other U.S. Government agency or a U.S. Government-sponsored enterprise; and (iv) the portion of any loans for which the risk is assumed by a third party (e.g., the portion of loans that have been participated).  The Company’s expected QSBL Baseline is $183,470,000.

For each of the first nine full calendar quarters after the Company receives the investment, the dividend that it must pay for such quarter will be adjusted depending upon the extent of the Company’s increase in QSBL for the applicable quarter over the QSBL Baseline.  For example, if the Company’s QSBL in a quarter does not increase above the QSBL Baseline, then the dividend that the Company will have to pay for such quarter will be 5%.  Whereas, if the Company’s QSBL for a quarter increased by 5% above the QSBL Baseline, then the dividend that the Company will have to pay for such quarter will be 3%.   Dividend rates for the first nine full calendar quarters after the investment can never be greater than 5%, and can decrease to as low as 1%.   The dividend rate that is in effect at the start of the tenth full calendar quarter after the investment will be the rate that the Company must pay until the end of the first 4.5 years after the investment; provided, however, that if in the ninth full calendar quarter after the investment the Company’s QSBL is not above the QSBL Baseline (i.e., if the dividend owed by the Company for the ninth full calendar quarter after the investment is 5%), then the dividend that the Company must pay will increase to 7% and will remain at such rate through the end of the first 4.5 years after the investment.  After 4.5 years after the investment, the dividend rate will rise to and remain at 9% until all of the Senior Preferred Shares has been fully redeemed by the Company.

If the Company were to miss any of its quarterly dividend payment obligations on the Senior Preferred Shares, then the Company would be required to provide written notice to Treasury stating the rationale of the Board’s decision for not declaring the dividend, and the Company would be prohibited, for that quarter and for the next three quarters thereafter, from repurchasing and from declaring or paying any dividends on any other outstanding Preferred Shares or on any outstanding Common Shares.  After the fourth missed dividend payment, whether or not consecutive, if the Company was not at such time subject to a regulatory determination that it was prohibited from declaring and paying dividends, then the Board would be required to certify, in writing, that the Company used its best efforts to declare and pay such dividends in a manner consistent with safe and sound banking practices and the Board’s fiduciary obligations.  Upon the fifth missed dividend payment, whether or not consecutive, Treasury would have the right to appoint a representative to serve as an observer on the Board, and such right would continue until the Company had made full dividend payments for four consecutive quarters thereafter.  At no point, however, will Treasury have any right to actually appoint members to serve on the Board because the Company’s requested SBLF investment is not $25 million or more, which is the threshold under the SBLF that a recipient institution must cross before missed dividend payments can result in Treasury having the right to appoint members to the institution’s board of directors.

If the Company participates in the SBLF, the Company will still be permitted to declare and pay dividends to, or redeem or repurchase equity securities from, holders of Common Shares so long as the dollar amount of the Company’s Tier 1 capital after giving effect to such payment, redemption or repurchase would still be at least 90% (excluding any net charge-offs and redemptions to Treasury after the Company received the SBLF investment) of the amount of total Tier 1 capital that the Company had when it received the SBLF investment (the “Tier 1 Dividend Threshold”).  During the period from the second anniversary of the capital investment until the day before the tenth anniversary, for every 1% increase in QSBL that the Company achieves above its QSBL Baseline, the Company’s Tier 1 Dividend Threshold will be decreased by a dollar amount equal to 10% of the amount of the original capital investment.

The Senior Preferred Shares would be non-voting shares except with respect to: (a) any authorization or issuance of shares ranking senior to the Senior Preferred Shares; (b) any amendment to the rights of the Senior Preferred Shares; or (c) any merger, exchange, dissolution or similar transaction which would affect the rights of the Senior Preferred Shares.

With prior regulatory approval, the Company would be able to redeem the Senior Preferred Shares and pay all accrued but unpaid dividends at any time after the investment is made.  Redemptions must occur at 100% of the Senior Preferred Shares’ liquidation preference.  Partial redemptions of Senior Preferred Shares will be permitted so long as in amounts equal to at least 25% of the number of originally issued Senior Preferred Shares.

The Senior Preferred Shares would not be subject to transfer restrictions.  Treasury will be permitted to transfer the Senior Preferred Shares to a third-party at any time.  The Company may merge or sell all, or substantially all, of its assets (including the Senior Preferred Shares) so long as the rights of the Senior Preferred Shares and the obligations of the Company with respect thereto are assumed by the successor entity and equivalent securities are issued by the successor entity.

Treasury has not imposed any executive compensation restrictions or warrant obligations on participants in the SBLF.

The foregoing description of the SBLF is based on the public information currently made available by Treasury regarding the SBLF and does not purport to be complete in all respects.  Further, as of the date of this proxy statement, Treasury has not made publicly available any of the definitive agreements that the Company would be required to execute to receive the SBLF investment or issue the Senior Preferred Shares.

Pro Forma Effect on the Company’s Financial Statements

           The following discusses the pro forma effect that the SBLF investment will have on the Company’s financial statements.  As indicated above, the Company proposed in its January 31, 2011 application to sell up to $21,500,000 of Senior Preferred Shares to Treasury, representing 4.9% of the Company’s total consolidated risk-weighted assets of $437,812,000 as of December 31, 2010. The minimum amount of Senior Preferred Shares that the Company would be permitted to sell to Treasury under the SBLF is $4,378,120, representing 1% of the Company’s total consolidated risk-weighted assets of $437,812,000 as of December 31, 2010.

If the Company receives the SBLF investment, stockholders’ equity would increase by the amount of the capital proceeds received from Treasury, net of transaction issuance costs. Costs associated with the transaction are not expected to be material.  If the maximum proceeds of $21,500,000 had been received from the Treasury as of December 31,2010, stockholders’ equity would have increased from the reported amount of $51,755,676 to $73,255,676 on a pro forma basis with $21,500,000 allocated to Preferred Shares and $51,755,676 allocated to Common Shares.  If the minimum proceeds of $4,378,120 had been received from Treasury as of December 31, 2010, stockholders’ equity would have increased from the reported amount of $51,755,676 to $56,133,796 on a pro forma basis with $4,378,120 allocated to Preferred Shares and $51,755,676 allocated to Common Shares.

If the Company receives the SBLF investment, total assets held by the Company would also increase by the amount of the capital proceeds received from Treasury, net of transaction issuance costs.  If the maximum proceeds of $21,500,000 had been received from Treasury as of December 31, 2010, total assets would have increased from the reported amount of $666,512,320 to $688,012,320 on a pro forma basis.  If the minimum proceeds of $4,378,120 had been received from Treasury as of December 31, 2010, total assets would have increased from the reported amount of $666,512,320 to $670,890,440 on a pro forma basis.  The following table shows the pro forma impact of the Company’s receipt of the maximum and minimum proceeds from Treasury on the Company’s capital ratios as of December 31, 2010:

		Pro Forma
	As Reported On	December 31, 2010
	December 31, 2010	Min.	Max.

Total Risk Based Capital Ratio	11.47%	12.57%	15.61%
Tier 1 Risk Based Capital Ratio	10.22%	11.10%	14.42%
Leverage Ratio	6.76%	7.38%	9.70%

Potential Anti-Takeover Effect of Preferred Shares

The proposed amendment to Article FOURTH of the Articles could have certain anti-takeover effects with respect to the Company.  Specifically, the Preferred Shares could be issued so as to make it more difficult for a third party to acquire a majority of the Company’s outstanding voting stock or otherwise effect a change of control in the Company.

Subject to the exercise of its fiduciary duties to the Company and its shareholders, the Board will not issue any Preferred Shares for any defensive or anti-takeover purpose or with features intended specifically to make any attempted acquisition of the Company more difficult.  Instead, the Board intends to issue Preferred Shares only for the purpose of participating in the SBLF and facilitating acquisitions, joint ventures, strategic alliances and capital-raising transactions, and for other corporate purposes which the Board determines to be in the best interests of the Company and its shareholders.  The issuance of Preferred Shares in connection with these purposes could nonetheless have the effect of making an acquisition of the Company more difficult.

The Articles and Regulations of the Company contain provisions which could potentially make a change of control of the Company more difficult.   For example, Article SIXTH of the Articles sets forth, among other things, certain requirements in connection with any of the following:

•	a proposed agreement of merger or consolidation providing for the merger or consolidation of the Company with or into one or more other corporations;

•	a proposed combination or majority share acquisition involving the issuance of shares of the Company and requiring shareholder approval;

•	a proposal to sell, lease, or exchange all or substantially all of the property and assets of the Company; or

•	a proposed dissolution of the Company.

Article SIXTH provides that the affirmative vote of the holders of shares entitling them to exercise not less than 80% of the voting power of the Company entitled to vote will be required for the adoption of any of the aforementioned actions; provided, however, that the 80% voting requirement will not apply if two-thirds of the whole authorized number of directors recommend the adoption of any of the aforementioned actions, in which case any of the aforementioned actions may be adopted by the affirmative vote of the holders of the shares entitling them to exercise not less than a majority of the voting power of the Company.  Article SIXTH further provides that no proposed amendment to the Articles may be adopted unless such proposed amendment receives the affirmative vote of the holders of shares entitling them to exercise not less than 80% of the voting power of the Company; provided, however, that the 80% voting requirement will not apply if two-thirds of the whole authorized number of directors recommend the adoption of the proposed amendment, in which case the proposed amendment may be adopted by the affirmative vote of the holders of the shares entitling them to exercise not less than a majority of the voting power of the Company.

Additionally, Article TENTH of the Articles sets forth certain requirements in connection with the adoption or authorization of a proposed Business Combination (as defined below).  Article TENTH provides that a Business Combination requires the affirmative vote or consent of the holders of the greater of (a) four-fifths of the outstanding Common Shares of the Company entitled to vote or (b) that fraction of such outstanding Common Shares having as the numerator a number equal to the sum of (i) the number of outstanding Common Shares Beneficially Owned (as defined below) by Controlling Persons (as defined below) plus (ii) two-thirds of the remaining number of outstanding Common Shares, and as the denominator a number equal to the total number of outstanding Common Shares entitled to vote; provided, however, that the foregoing voting requirement will not apply if both (A) the business combination will result in an involuntary sale, redemption, cancellation or other termination of ownership of all Common Shares of the Company owned by shareholders who do not vote in favor of, or consent in writing to, the business combination and the cash or fair value of other readily marketable consideration to be received by such shareholders for such shares shall at least be equal to the Minimum Price Per Share (as defined below); and (B) a proxy statement responsive to the requirements of the Exchange Act is mailed to the shareholders of the Company for the purpose of soliciting shareholder approval of the proposed business combination.

The following terms are applicable to and defined in Article TENTH:

•	"Affiliate" means a Person (as defined below) that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person.

•	"Associate" means:

o
any corporation or organization of which a Person is an officer or partner or is, directly or indirectly, the Beneficial Owner (as defined below) of ten percent (10%) or more of any class of equity securities;

o	any trust or other estate in which a Person has a ten percent (10%) or greater individual interest of any nature or as to which a Person serves as trustee or in a similar fiduciary capacity;

o	any spouse of a Person; and

o	any relative of a Person, or any relative of a spouse of a Person, who has the same residence of such Person or spouse.

•	"Beneficial Ownership" includes, without limitation:

o	all shares directly or indirectly owned by a Person, by an Affiliate of such Person or by an Associate of such Person or such Affiliate;

o
all shares which such Person, Affiliate or Associate has the right to acquire through the exercise of any option, warrant or right (whether or not currently exercisable), through the conversion of a security, pursuant to the power to revoke a trust, discretionary account or similar arrangement, or pursuant to the automatic termination of a trust, discretionary account or similar arrangement; and

o
all shares as to which such Person, Affiliate or Associate directly or indirectly through any contract, arrangement, understanding, relationship or otherwise (including without limitation any written or unwritten agreement to act in concert) has or shares voting power (which includes the power to vote or to direct the voting of such shares) or investment power (which includes the power to dispose or direct the disposition of such shares) or both.

•	"Business Combination" means:

o	any merger or consolidation of the Company with or into a Controlling Person or an Affiliate of a Controlling Person or an Associate of such Controlling Person or Affiliate;

o
any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any Substantial Part (as defined below) of the assets of the Company, including without limitation any voting securities of a Subsidiary (as defined below), or of the assets of a Subsidiary, to a Controlling Person or Affiliate of a Controlling Person or Associate of such Controlling Person of Affiliate;

o	any merger into the Company, or into a Subsidiary, of a Controlling Person or an Affiliate of a Controlling Person or an Associate of such Controlling Person or Affiliate;

o
any sale, lease, exchange, transfer or other disposition to the Company or a Subsidiary of all or any part of the assets of a Controlling Person or Affiliate of a Controlling Person or Associate of such Controlling Person or Affiliate, but not including any disposition of assets which, if included with all other dispositions consummated during the same fiscal year of the Company by the same Controlling Person, Affiliates thereof and Associates of such Controlling Person or Affiliates, would not result in dispositions during such year by all such Persons of assets having an aggregate fair value (determined at the time of disposition of the respective assets) in excess of one percent (1%) of the total consolidated assets of the Company (as shown on its certified balance sheet as of the end of the fiscal year preceding the proposed disposition); provided, however, that in no event shall any disposition of assets be excepted from shareholder approval by reason of the preceding exclusion if such disposition when included with all other dispositions consummated during the same and immediately preceding four (4) fiscal years of the Company by the same Controlling Person, Affiliate thereof and Associates of such Controlling Person or Affiliates, would result in disposition by all such Persons of assets having an aggregate fair value (determined at the time of disposition of the respective assets) in excess of two percent (2%) of the total consolidated assets of the Company (as shown on its certified balance sheet as of the end of the fiscal year preceding the proposed disposition);

o	any reclassification of the Common Shares of the Company, or any recapitalization involving Common Shares of the Company, consummated within five (5) years after a Controlling Person becomes such; and

o	any agreement, contract or other arrangement providing for any of the transactions described above.

•
"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

•
"Controlling Person" means any Person who Beneficially Owns shares of the Company entitling that Person to exercise twenty percent (20%) or more of the voting power of the Company entitled to vote in the election of directors.

•	"Minimum Price Per Share" means the sum of:

o
the higher of (a) the highest gross per share price paid or agreed to be paid to acquire any Common Shares of the Company Beneficially Owned by a Controlling Person, provided such payment or agreement to make payment was made within five (5) years immediately prior to the record date set to determine the shareholders entitled to vote or consent to the Business Combination in question, or (b) the highest per share closing public market price for such Common Shares during such five (5) year period; plus

o
the aggregate amount, if any, by which five percent (5%) for each year, beginning on the date on which such Controlling Person became a Controlling Person, of such higher per share price exceeds the aggregate amount of all common share dividends per share paid in cash since the date on which such Person became a Controlling Person.

o	The calculation of the Minimum Price Per Share shall require appropriate adjustments for capital changes, including without limitation stock splits, stock dividends and reverse stock splits.

•
"Person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, a government or political subdivision thereof, and any other entity.

•
"Subsidiary" means any corporation more than twenty-five (25%) of whose outstanding securities entitled to vote for the election of directors are Beneficially Owned by the Company and/or one or more Subsidiaries.

•
"Substantial Part" means more than ten percent (10%) of the total assets of the corporation in question, as shown on its certified balance sheet as of the end of the most recent fiscal year ending prior to the time the determination is being made.

Article TENTH further provides that during any period in which there are one or more Controlling Persons, Article TENTH cannot be altered, changed or repealed unless the amendment effecting such alteration, change or repeal shall have received, in addition to any affirmative vote required under Ohio law or under the Articles, the affirmative vote or consent of the holders of the greater of (a) four-fifths of the outstanding Common Shares of the Company entitled to vote or (b) that fraction of such outstanding Common Shares having as the numerator a number equal to the sum of (i) the number of outstanding Common Shares Beneficially Owned by Controlling Persons plus (ii) two-thirds of the remaining number of outstanding Common Shares, and as the denominator a number equal to the total number of outstanding Common Shares entitled to vote.

Further, the Regulations also include provisions which could potentially make a change of control of the Company more difficult, including provisions in Section 2.03 thereof that require shareholder proposals and shareholder nominations of individuals for election to the Board to be made in a writing containing certain information regarding the individuals and delivered to the Company within specified timeframes in advance of a shareholder meeting.

Finally, certain Ohio laws will make a change in control of the Company more difficult, even if desired by the holders of a majority of the Company’s shares.  Provided below is a summary of the Ohio anti-takeover statutes.

Ohio Control Share Acquisition Statute.  Section 1701.831 of the Ohio Revised Code, known as the “Ohio Control Share Acquisition Statute,” provides that specified notice and informational filings and special shareholder meetings and voting procedures must occur before consummation of a proposed “control share acquisition.” A control share acquisition is defined as any acquisition of shares of an “issuing public corporation” that would entitle the acquirer, directly or indirectly, alone or with others, to exercise or direct the voting power of the issuing public corporation in the election of directors within any of the following ranges:

•	one-fifth or more, but less than one-third, of the voting power;

•	one-third or more, but less than a majority, of the voting power; or

•	a majority or more of the voting power.

           An “issuing public corporation” is an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no close corporation agreement exists. Assuming compliance with the notice and informational filing requirements prescribed by the Ohio Control Share Acquisition Statute, the proposed control share acquisition may take place only if, at a duly convened special meeting of shareholders, the acquisition is approved by both:

•	a majority of the voting power of the corporation represented at the meeting either in person or by proxy; and

•	a majority of the voting power of the corporation represented at the meeting either in person or by proxy with the following excluded from such calculation:

o	the acquiring shareholder,

o	officers of the corporation elected or appointed by the directors of the corporation,

o	employees of the corporation who are also directors of the corporation, and

o	persons who acquire specified amounts of shares after the first public disclosure of the proposed control share acquisition.

           An Ohio corporation may opt-out of the provisions of the Ohio Control Share Acquisition Statute by adopting an appropriate amendment to its articles of incorporation or regulations.  The Company has not adopted such an opt-out amendment to its Articles or Regulations as of the date of this proxy statement.

Ohio Merger Moratorium Statute.  Chapter 1704 of the Ohio Revised Code, known as the “Ohio Merger Moratorium Statute,” prohibits specified business combinations and transactions between an issuing public corporation and a beneficial owner of shares representing 10% or more of the voting power of the corporation in the election of directors (an “interested shareholder”) for at least three years after the interested shareholder became such, unless the board of directors of the issuing public corporation approves either (1) the transaction or (2) the acquisition of the corporation’s shares that resulted in the person becoming an interested shareholder, in each case before the interested shareholder became such.

For three years after a person becomes an interested shareholder, the following transactions between the corporation and the interested shareholder (or persons related to the interested shareholder) are prohibited (unless approved by the board of directors in the manner set forth in the preceding paragraph):

•	the sale or acquisition of an interest in assets meeting thresholds specified in the statute;

•	mergers and similar transactions;

•	a voluntary dissolution;

•	the issuance or transfer of shares or any rights to acquire shares having a fair market value at least equal to 5% of the aggregate fair market value of the corporation’s outstanding shares;

•	a transaction that increases the interested shareholder’s proportionate ownership of the corporation; and

•	the receipt of any other benefit that is not shared proportionately by all shareholders.

After the three-year period, transactions between the corporation and the interested shareholder are permitted if:

•
the transaction is approved by the holders of shares with at least two-thirds of the voting power of the corporation in the election of directors (or a different proportion specified in the corporation’s articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the interested shareholder; or

•	the business combination results in shareholders, other than the interested shareholder, receiving a “fair market value” for their shares determined by the method described in the statute.

           An Ohio corporation may opt out of the provisions of the Ohio Merger Moratorium Statute by adopting an appropriate amendment to its articles of incorporation.  The Company has not adopted such an opt-out amendment to its Articles as of the date of this proxy statement.

Proposed Amendment to Article FOURTH

The full text of the proposed amendment to Article FOURTH of the Articles is attached to this proxy statement as Appendix A.   If the proposed amendment is adopted, the Board would be authorized to issue up to 200,000 Preferred Shares in one or more series, from time to time, with full or limited voting power, or without voting power, and with all designations, preferences and relative, participating, optional or other special rights and privileges of, and qualifications, limitations or restrictions upon the Preferred Shares, as may be adopted by the Board and set forth in one or more future amendments to Article FOURTH of the Articles that the proposed amendment to Article FOURTH would permit the Board to make without further shareholder action required.  Notwithstanding the foregoing, the voting rights of any series of Preferred Shares issued by the Board may not be greater than the voting rights of the Company’s Common Shares, except to the extent specifically required with respect to any series of Preferred Shares which may be designated by the Board for issuance to Treasury in order for the Company to participate in the SBLF.  If the proposed amendment to Article FOURTH of the Articles is passed, the authority of the Board with respect to the authorized Preferred Shares would include, without limitation, the authority to determine or fix the following with respect to the Preferred Shares:

•	the division of the Preferred Shares into series and the designation and authorized number of Preferred Shares (up to the number of Preferred Shares authorized) in each series;

•	the dividend rate of the Preferred Shares and whether dividends are to be cumulative;

•	whether the Preferred Shares are to be redeemable, and, if so, whether redeemable for cash, property or other rights;

•	the liquidation rights and preferences to which the holders of Preferred Shares will be entitled;

•	whether the Preferred Shares will be subject to the operation of a sinking fund, and, if so, upon what conditions;

•
whether the Preferred Shares will be convertible into or exchangeable for shares of any other class or of any other series of any class of stock and the terms and conditions of the conversion or exchange;

•
the voting rights of the Preferred Shares, which may be full, limited or denied, except as otherwise required by law; provided that the voting rights of any series of Preferred Shares may not be greater than the voting rights of the Company’s Common Shares, except to the extent specifically required with respect to any series of Preferred Shares which may be designated for issuance to the Treasury in order for the Company to participate in the SBLF;

•	the preemptive rights, if any, to which the holders of Preferred Shares will be entitled, and any limitations thereon;

•
whether the issuance of any additional Preferred Shares, or of any Preferred Shares in any series, will be subject to restrictions as to issuance, or as to the powers, preferences or rights of any of these other series; and

•	any other relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions, with respect to the Preferred Shares or any series thereof.

The Common Shares are the only class of stock of the Company presently authorized, issued and outstanding.  The actual effect of the issuance of any Preferred Shares upon the rights of holders of Common Chares cannot be stated until the Board determines the specific rights of any Preferred Shares.  However, the effects might include, among other things, restricting dividends on the Common Shares, diluting the voting power of the Common Shares, reducing the market price of the Common Shares or impairing the liquidation rights of the Common Shares.  For a discussion of the effect upon the rights of holders of Common Shares if the Company were to issue Preferred Shares to Treasury under the SBLF, see “Terms of the SBLF” beginning on page 50 of this proxy statement.

Except for the Preferred Shares contemplated to be issued to Treasury if the Company participates in the SBLF, the Company has no present intention or agreement to issue any such Preferred Shares.

Recommendation and Vote

           The affirmative vote of the holders of Common Shares entitling them to exercise not less than a majority of the entire voting power of the Company is required to adopt the proposed amendment to Article FOURTH of the Articles.  The effect of an abstention or a broker non-vote is the same as a vote “AGAINST” the proposal.  Common Shares represented by properly executed and returned proxy cards will be voted as specified or, if no instructions are given (except in the case of broker non-votes), will be voted “FOR” the adoption of the proposed amendment to Article FOURTH of the Articles.

YOUR BOARD UNANANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ADOPTION OF THE AMENDMENT TO ARTICLE FOURTH OF THE ARTICLES TO AUTHORIZE THE COMPANY TO ISSUE UP TO 200,000 PREFERRED SHARES.

PROPOSAL NO. 4

ADJOURNMENT OF THE ANNUAL MEETING

In the event there are not sufficient votes at the time of the Annual Meeting to adopt the proposed amendment to Article FOURTH of the Company’s Articles, the Company’s management may propose to adjourn the Annual Meeting to a later date or dates in order to permit the solicitation of additional proxies.  Under Ohio law, no notice of an adjourned meeting need be given to you if the date, time and place of the adjourned meeting are fixed and announced at the Annual Meeting.

In order to permit proxies that have been received by the Company at the time of the Annual Meeting to be voted for an adjournment, if necessary, the Company has submitted the proposal to adjourn the Annual Meeting to you as a separate matter for your consideration.

In this proposal, the Company is asking you to authorize the holder of any proxy solicited by its Board of Directors to vote in favor of adjourning the Annual Meeting and any later adjournments.  If the Company’s shareholders approve the proposal to adjourn the Annual Meeting, the Company could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of the proposal to amend Article FOURTH of the Company’s Articles, including the solicitation of proxies from the shareholders that have previously voted against such proposal to amend Article FOURTH of the Company’s Articles.  As a result, even if proxies representing a sufficient number of votes against the proposal to amend Article FOURTH of the Company’s Articles have been received, the Company could adjourn the Annual Meeting without a vote on the proposal to amend Article FOURTH of the Company’s Articles and seek to convince shareholders to change their votes to votes in favor of the adoption of the amendment to Article FOURTH of the Company’s Articles.

The Company’s Board of Directors believes that if the number of Common Shares present or represented at the Annual Meeting and voting in favor of the proposal to adopt the amendment to Article FOURTH of the Company’s Articles is insufficient to adopt the amendment, it is in the best interests of the shareholders to enable the Board of Directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to adopt the proposed amendment.

Recommendation and Vote

The proposal to adjourn the Annual Meeting must be approved by the holders of a majority of the Common Shares of the Company present in person or by properly executed proxy and entitled to vote at the Annual Meeting.

YOUR BOARD UNANANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
FOR THE APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING, IF
NECESSARY, TO SOLICIT ADDITIONAL PROXIES, IN THE EVENT THERE ARE NOT
SUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING TO ADOPT THE
PROPOSED AMENDMENT TO ARTICLE FOURTH OF THE COMPANY’S
ARTICLES OF INCORPORATION.

SHAREHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

Proposals by Shareholders intended to be presented at the 2012 Annual Meeting of Shareholders must be received by the Corporate Secretary of the Company by no later than November 9, 2011, to be eligible for inclusion in the Company’s proxy card, notice of meeting and proxy statement relating to the 2012 Annual Meeting.  Upon receipt of a shareholder proposal, the Company will determine whether or not to include the proposal in the proxy materials in accordance with the applicable rules and regulations of the SEC.  The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board.  If a shareholder intends to present a proposal at the 2012 Annual Meeting of Shareholders, and does not notify the Corporate Secretary of the Company of the proposal by January 23, 2012, the proxies solicited by the Board for use at the 2012 Annual Meeting may be voted on the proposal, without any discussion of the proposal in the Company’s proxy statement for the 2012 Annual Meeting.  In each case, written notice must be given to the Corporate Secretary of the Company at the following address: Keeta J. Diller, Corporate Secretary, Rurban Financial Corp., 401 Clinton Street, Defiance, Ohio  43512.

Shareholders desiring to nominate candidates for election as directors at the 2012 Annual Meeting must follow the procedures described under the heading “CORPORATE GOVERNANCE–Nominating Procedures” beginning on page 13 of this proxy statement.

INCORPORATION OF INFORMATION BY REFERENCE

The following information is incorporated herein by reference from the Company’s Annual Report to the Shareholders of the Company for the fiscal year ended December 31, 2010 (the “Annual Report”), a copy of which is being delivered with this proxy statement:

•	The Consolidated Financial Statements and Notes thereto beginning on page F1 of the Annual Report;

•	The information contained under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page F58 of the Annual Report; and

•	The information contained under the heading “Asset Liability Management—Qualitative Market Risk Disclosure” beginning on page F71 of the Annual Report.

OTHER MATTERS

           As of the date of this proxy statement, the Board knows of no other business to be presented for action by the shareholders at the Annual Meeting other than those discussed in this proxy statement.  If any other matter is properly presented at the Annual Meeting, or at any adjournment of the Annual Meeting, the persons named and acting under the proxies solicited by the Board will vote the Common Shares represented by such proxies on such matters in accordance with their best judgment in light of the conditions then prevailing, to the extent permitted under applicable law.

           IT IS IMPORTANT THAT PROXIES BE VOTED AND RETURNED PROMPTLY.  EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.   ALTERNATIVELY, PLEASE VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON YOUR PROXY CARD.

March 24, 2011	By Order of the Board of Directors,

Mark A. Klein
President and Chief Executive Officer
Rurban Financial Corp.

EXHIBIT A

Proposed Amendment to Article FOURTH
of the Amended Articles of Incorporation of
Rurban Financial Corp.

Article FOURTH shall be amended and restated in its entirety as follows:

FOURTH:  The authorized number of shares of the Corporation shall be Ten Million Two Hundred Thousand (10,200,000), consisting of Ten Million (10,000,000) common shares, each without par value (the “common shares”), and Two Hundred Thousand (200,000) preferred shares, each without par value (the “preferred shares”).

The directors of the Corporation are hereby authorized to provide for the issuance of, and to issue, one or more series of preferred shares and, in connection with the creation of any such series, to adopt an amendment or amendments to the Articles of the Corporation determining, in whole or in part, the express terms of any such series to the fullest extent now or hereafter permitted under Ohio law, including, but not limited to, determining:  the division of such shares into series and the designation and authorized number of shares of each series; dividend or distribution rights; dividend rate; liquidation rights, preferences and price; redemption rights and price; sinking fund requirements; voting rights; pre-emptive rights; conversion rights; restrictions on the issuance of shares; and other relative, participating, optional or other special rights and privileges of each such series and the qualifications, limitations or restrictions thereof.  Notwithstanding the foregoing, in no event shall the voting rights of any series of preferred shares be greater than the voting rights of the common shares, except to the extent specifically required with respect to any series of preferred shares which may be designated for issuance to the United States Department of the Treasury under the Small Business Lending Fund instituted under the U.S. Small Business Jobs Act of 2010.  In the event that at any time the directors of the Corporation shall have established and designated one or more series of preferred shares consisting of a number of shares which constitutes less than all of the authorized number of preferred shares, the remaining authorized preferred shares shall be deemed to be shares of an undesignated series of preferred shares until designated by the  directors of the Corporation as being part of a series previously established or a new series then being established by the directors.  Without limiting the generality of the foregoing, and subject to the rights of any series of preferred shares then outstanding, the amendment providing for issuance of any series of preferred shares may provide that such series shall be superior or rank equally or be junior to the preferred shares of any other series to the extent permitted by Ohio law.

REVOCABLE PROXY RURBAN FINANCIAL CORP.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 5, 2011

TIME: 10:00 A.M.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder(s) of common shares of Rurban Financial Corp. (the “Company”) hereby constitutes and appoints Mark A. Klein and Anthony V. Cosentino, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Thursday, May 5, 2011, at the Eagles Club (First Floor), 711 W. Second Street, Defiance, Ohio at 10:00 A.M., local time, and any adjournment(s) thereof, and to vote all of the common shares of the Company which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof, as shown on the reverse side.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED
POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA
THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

RURBAN FINANCIAL CORP. — ANNUAL MEETING, May 5, 2011

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.snl.com/irweblinkx/financialdocs.aspx?iid=101021

You can vote in one of three ways:

1.	Calltoll free 1-866-756-9927 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet athttps://www.proxyvotenow.com/rbnf and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

X	PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
RURBAN FINANCIAL CORP.

Annual Meeting of Shareholders
MAY 5, 2011

1. To elect three (3) directors to serve for terms of three years each: For / Withhold / For All Except

(1) Robert A. Fawcett, Jr. (2) Gaylyn J. Finn (3) Rita A. Kissner

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below:

____

5. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment(s) thereof (none known at the time of solicitation of this proxy).

WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED (1) FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AND (2) FOR THE APPROVAL OF EACH OF THE PROPOSALS LISTED IN ITEM NOS. 2, 3 AND 4. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the Annual Meeting and the Annual Report to Shareholders for the fiscal year ended December 31, 2010.

Please sign exactly as your name appears hereon. When common shares are registered in two names, both shareholders should sign. When signing as executor, administrator, trustee, guardian, attorney or agent, please give full title as such. If the shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If the shareholder is a partnership, please sign in partnership name by authorized person. (Please note any change of address on this proxy.)

Please be sure to date and sign this proxy card in the box below. Date

Sign above

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 11:59 p.m., May 3, 2011. It is not necessary to return this proxy if you vote by telephone or Internet.

Voting By Mail

Simply sign and date your proxy card and return it in the postage-paid envelope that has been provided.

Telephone Voting

This method is available for residents of the United States and Canada. On a touch-tone telephone, call TOLL FREE 1-866-756-9927, 24 hours a day, 7 days a week.
You will be prompted to provide your unique "Control Number" shown below.
Have your proxy card ready, then follow the prerecorded instructions. Available until 11:59 p.m., Eastern Standard Time, on May 3, 2011.

Internet Voting

Visit the Internet website at https://www.proxyvotenow.com/rbnf Enter your unique "Control Number" shown below and follow the instructions on your screen.
You will incur only your usual Internet access charges.
Available until 11:59 p.m., Eastern Standard Time, on May 3, 2011.

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS: http://www.snl.com/irweblinkx/financialdocs.aspx?iid=101021

Your vote is important!